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Appendix A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bank of Hawaii Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Your VOTE is important!

Notice of 2011
Annual Meeting of Shareholders
and Proxy Statement

Meeting Date: April 22, 2011

Bank of Hawaii Corporation
130 Merchant Street
Honolulu, Hawaii 96813

BANK OF HAWAII CORPORATION
130 Merchant Street
Honolulu, Hawaii 96813

March 11, 2011

Dear Shareholder:

        The 2011 Annual Meeting of shareholders of Bank of Hawaii Corporation will be held on Friday, April 22, 2011 at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii. Each shareholder may be asked to present valid picture identification. Shareholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

        The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider and vote upon at the meeting. A report to shareholders on the affairs of Bank of Hawaii Corporation also will be given, and shareholders will have the opportunity to discuss matters of interest concerning the Company.

        For reasons explained in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR proposals 1, 2, 4 and 5, and FOR the one-year recommendation on Proposal 3 regarding the frequency vote on executive compensation.

        Your vote is very important.    Please complete, sign, date and return the enclosed proxy card and mail it promptly in the enclosed postage-paid return envelope, even if you plan to attend the Annual Meeting. You may also vote by telephone or electronically via the Internet. If you wish to do so, your proxy may be revoked at any time before voting occurs.

        On behalf of the Board of Directors, thank you for your cooperation and support.

Sincerely,

PETER S. HO Chairman of the Board, President, and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held April 22, 2011

To Our Shareholders:

        The Annual Meeting of shareholders of Bank of Hawaii Corporation will be held on Friday, April 22, 2011, at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii, for the following purposes:

  1.
  To elect thirteen persons to serve as directors of the Company for a term of one year each.

  2.
  To hold an advisory vote on executive compensation.

  3.
  To hold an advisory vote on the frequency of holding future advisory votes on executive compensation.

  4.
  To approve an amendment to the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan (the "Plan") to increase the number of shares of common stock available for grant under the Plan.

  5.
  To ratify the selection of an independent registered public accounting firm.

  6.
  To transact any other business that may be properly brought before the meeting.

        Shareholders of record of Bank of Hawaii Corporation common stock (NYSE: BOH) at the close of business on February 28, 2011 are entitled to attend the meeting and vote on the business brought before it.

        We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted if you complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope. You also may vote by telephone or electronically via the Internet.

                      By Order of the Board of Directors

                      MARK A. ROSSI
                       Vice Chairman and Corporate Secretary
                      Bank of Hawaii Corporation

Honolulu, Hawaii
Dated: March 11, 2011

IMPORTANT
Please sign and return the enclosed proxy card or vote by telephone or on the Internet as promptly as possible. This will save the expense of a supplementary solicitation.
Thank you for acting promptly.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to be Held April 22, 2011

        The Proxy Statement and the Bank of Hawaii Corporation 2010 Annual Report on Form 10-K to Shareholders for the year ended December 31, 2010 are available at www.edocumentview.com/boh.

PROXY STATEMENT

        The Board of Directors (the "Board") of Bank of Hawaii Corporation (Bank of Hawaii Corporation and its subsidiaries, as appropriate, are referred to as "Bank of Hawaii" or the "Company") is soliciting the enclosed proxy for the Company's 2011 annual meeting. The proxy statement, proxy card, and the Company's Annual Report to Shareholders and Annual Report on Form 10-K are being distributed to the Company's shareholders on or about March 11, 2011.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:    Why did I receive a one-page notice (the "Notice") in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
The SEC rules and regulations allow companies to furnish proxy materials by providing access to such documents on the Internet instead of mailing a printed copy of proxy materials to each shareholder of record. Shareholders who previously requested to receive printed copies of proxy materials by mail will continue to receive them by mail. Shareholders who did not indicate a preference last year received the Notice. The Notice provides instructions on how to access and review all of the proxy materials and how to submit your proxy on the Internet. If you would like to receive a printed or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:    What am I voting on?

A:
You are voting on the election of directors, ratification of the selection of an independent registered public accounting firm, an amendment to the Company's 2004 Stock and Incentive Compensation Plan to add 2.5 million shares, and, on an advisory and nonbinding basis, on the Company's executive compensation as described in the Compensation Discussion and Analysis and related tables and on the frequency of the vote on executive compensation, as well as any other business that may be properly brought before the meeting.

Q.    Why am I being asked to vote on executive compensation?

A:
In 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Act") was enacted, requiring that public company shareholders be provided with a general advisory vote to approve the compensation paid to named executive officers. This vote is non-binding and must occur at least once every three years. The Act also requires a vote as to how frequently the general advisory vote should occur (annually, biannually or triennially). This frequency vote is also non-binding and must be provided at least every six years.

Q:    Who can vote at the annual meeting?

A:
Holders of Bank of Hawaii's common stock, par value $0.01 per share, as of the close of business on February 28, 2011 (the "Record Date") can attend and vote at the annual meeting. Each share of common stock is entitled to one vote. On the Record Date, there were 47,990,760 shares of common stock issued and outstanding.

Q:    How many votes do we need to hold the annual meeting?

A:
The holders of at least one-third of the outstanding common stock on the Record Date entitled to vote at the annual meeting must be present to conduct business. That amount is called a quorum. Shares are counted as present at the meeting if a shareholder entitled to vote is present and votes at the meeting, has submitted a properly signed proxy, or has properly voted by telephone or via the Internet. We also count abstentions and broker non-votes as present for purposes of determining a quorum. A broker non-vote occurs when a nominee, generally a broker, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:    What is New York Stock Exchange Rule 452 about and how does it impact shareholder voting?

A:
Effective January 1, 2010, Rule 452 eliminated broker discretionary voting for uncontested elections of directors at shareholder meetings. In the past, if you did not transmit your voting instructions before a shareholder meeting, your broker was allowed to vote on the election of directors which was considered to be a routine matter. The election of directors is no longer deemed to be routine and your broker is no longer permitted to vote on your behalf without your voting instructions. This rule also applies to the new advisory vote on executive compensation and the advisory vote on the frequency of the vote on executive compensation.

Q:    What shares can I vote?

A:
You may vote all shares you own on the Record Date.

Q:    How can I vote my shares in person at the annual meeting?

A:
If you are a shareholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name as the shareholder of record. If you choose to do that, please bring the enclosed proxy card or notice, admission ticket, and proof of identification. If you hold your shares as a beneficial owner, you must vote your shares through your broker or other nominee.

  Even if you plan to attend the annual meeting, we recommend you also submit your proxy so your vote will be counted if you later decide not to attend the annual meeting

Q:    How can I vote my shares without attending the annual meeting?

A:
You may vote without attending the annual meeting. If you hold your shares as the shareholder of record, you may instruct the proxies how to vote your shares by the Internet, telephone, or mail. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. Please refer to the summary instructions below and those on your proxy card, or, for shares held in street name, the voting instruction card sent by your broker or nominee.

  Mail.    You may mail your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

  Internet.    If you have Internet access, you may submit your proxy from anywhere, following the "Vote by Internet" instructions on your proxy card.

  Telephone.    If you live in the United States, you may submit your proxy by following the "Vote by Telephone" instructions on the proxy card.

Q:    May I change my vote?

A:
Yes. You may change your proxy instructions any time before the vote at the annual meeting. For shares you hold as shareholder of record, you may change your vote by providing notice to the

  Corporate Secretary, granting a new proxy with a later date or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you also vote at the meeting. For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:    Where can I find the voting results of the annual meeting?

A:
We plan to announce voting results at the annual meeting. We also will publish those results in a report on Form 8-K within 4 business days of the annual meeting.

Q:    Who will count the votes?

A:
Computershare Investor Services will count and tabulate the votes.

Q:    What are the voting procedures?

A:
Directors are elected annually by a plurality of votes cast. This means that the nominees who receive the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not affect the outcome of the vote.

  All other proposals require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the meeting. Broker non-votes will be treated as not entitled to vote and will not affect the outcome. Abstentions will have the same effect as votes cast against the proposal.

Q:    Is my vote confidential?

A:
Yes. Proxy instructions, ballots, and voting tabulations that identify the individual shareholders are handled to protect your privacy. Your vote will not be disclosed within Bank of Hawaii or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation by our Board. Occasionally, shareholders write comments on their proxy cards, which are forwarded to Bank of Hawaii management.

Q:    Who will bear the cost of soliciting proxies?

A:
We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees on behalf of the Board will solicit proxies from shareholders, personally, and by telephone, the Internet, facsimile, or other means. None of these employees will receive any additional or special compensation for soliciting proxies. We have retained Georgeson, Inc., 199 Water Street, New York, New York 10039 to assist in the solicitation of proxies for an estimated fee of $10,000 plus reasonable out-of-pocket costs and expenses. We will, upon request, reimburse brokers or other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Q:    What does it mean if I get more than one proxy card?

A:
It means your shares are registered differently and are in more than one account. Sign and return all proxy cards or vote each proxy card by telephone or Internet, to ensure all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name and address. You may do that by contacting our transfer agent, Computershare Investor Services, LLC (1-888-660-5443).

Q:    May I propose actions for consideration at next year's annual meeting of shareholders?

A:
Yes. You may submit proposals for consideration at the 2012 shareholder meeting by presenting your proposal in writing to the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813 and in accordance with the following schedule and requirements.

  Proposals To Be Included In The Proxy Statement and Voted On At The Meeting.    Proposals that shareholders wish to have included in the proxy statement for the 2012 annual meeting of shareholders must be made in accordance with U. S. Securities and Exchange Commission ("SEC") Rule 14a-8. Proposals must be received by the Company's Corporate Secretary on or before November 12, 2011 at the above address.

  Proposals To Be Voted On At The Meeting Only.    Under our By-Laws, for a shareholder to bring a proposal before the 2012 annual meeting, Bank of Hawaii must receive the written proposal no later than 80 days nor earlier than 90 days before the first anniversary of the 2011 annual meeting; in other words, no later than February 2, 2012 and no earlier than January 23, 2012. (Please refer to Section 1.12 of Bank of Hawaii's By-Laws.) The proposal also must contain the information required in the By-Laws. If you wish to make one or more nominations for election to the Board, the required information includes, among other things, the written consent of such individual to serve as director and (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each nominee, and (iii) the number of shares of Bank of Hawaii stock each nominee beneficially owns. These advance notice provisions are separate from the requirements a shareholder must meet to have a proposal included in the proxy statement under SEC rules. By complying with these provisions, a shareholder may present a proposal in person at the meeting, but will not be entitled to have the proposal included in the Company's proxy statement unless they comply with the requirements described in the preceding paragraph. Persons holding proxies solicited by the Board may exercise discretionary authority to vote against such proposals.

Q:    Where can I find out more information about the Company before the annual meeting?

A:
You can find more information about the Company on-line at: www.boh.com.

PROPOSAL 1: ELECTION OF DIRECTORS

BOARD OF DIRECTORS

        The Company's Certificate of Incorporation requires at least three directors and no more than 15 persons. The Board has fixed the number of directors at thirteen. Each of the thirteen directors listed below shall be nominated for a one-year term to serve until the 2012 Annual Meeting of shareholders and until their successors are elected and qualified. In the event that any or all of the director nominees are unable to stand for election as director, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, may select different nominees for election as directors.

        Certain information with respect to each of the nominees is set forth below, including his or her principal occupation, qualifications, and directorships during the past five years. Each nominee has consented to serve and all nominees are currently serving on the Company's Board. The nominees were each recommended to the Board by the Company's Nominating and Corporate Governance Committee whose goal is to assemble a board that operates cohesively and encourages candid communication and discussion, and focuses on activities that help the Company maximize shareholder value. The Nominating and Corporate Governance Committee also looks at the individual strength of directors, their ability to contribute to the board, and whether their skills and experience complement those of the other directors. A more detailed discussion on the nomination process and the criteria the Nominating and Corporate Governance Committee considers in their evaluation of director candidates is found in the Corporate Governance section on page            .

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
S. Haunani Apoliona; 61; 2004	Trustee, Office of Hawaiian Affairs ("OHA") (entity established by the Constitution of the State of Hawaii to improve the conditions and protect the entitlements of Native Hawaiians). Ms. Apoliona was elected OHA Trustee in 1996, and was re-elected to her 4th four-year term in 2008. Ms. Apoliona has dedicated more than 30 years working with and on behalf of Native Hawaiians. As Chairman of the OHA Board from 2000 through 2010 and Trustee of OHA since 1996, she has led the pursuit of Federal Recognition for Native Hawaiians, resolution of long-standing ceded land revenue disputes, and a vast array of advocacy initiatives for Native Hawaiians. Prior to OHA, she was President and Chief Executive Officer of Alu Like, a non-profit organization whose mission is to assist Native Hawaiians in achieving social and economic self-sufficiency, including workforce training, vocational education, and training in entrepreneurship, business development and computer technology. Ms. Apoliona has been a director of Bank of Hawaii, the Company's major subsidiary, since 1994. She is active in the community and serves on the boards of Bernice Pauahi Bishop Museum, Queen Lili'uokalani Children's Center Advisory Council, and The Nature Conservancy of Hawaii. Ms. Apoliona's close association with and knowledge of Native Hawaiian affairs and with cultural and charitable causes in Hawaii give her a valuable perspective on the values and interests of our core market, which pervade the business environment. These insights inform the discussion at both the Board and on the Nominating and Governance Committee on which all of the independent directors serve.	—

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Mary G. F. Bitterman; 66; 1994

President and Director of the Bernard Osher Foundation (a 33-year-old philanthropic organization headquartered in San Francisco that supports higher education and the arts) since 2004. Lead Independent Director of the Company since 1999. Previously, Dr. Bitterman was President and CEO of the James Irvine Foundation, an independent grant-making foundation serving Californians, and before that President and CEO of KQED, one of the major public broadcasting centers in the United States, Executive Director of the Hawaii Public Broadcasting Authority, Director of the Voice of America, and Director of the Hawaii State Department of Commerce and Consumer Affairs (and simultaneously ex officio Commissioner of Financial Institutions, Commissioner of Securities, and Insurance Commissioner). Until BlackRock's recent acquisition of Barclays Global Investors ("BGI"), she was a member of the BGI board for nine years, serving on the Audit & Risk Committee as well as chairing the Nominating and Corporate Governance Committee. Dr. Bitterman has been a director of Bank of Hawaii, the Company's major subsidiary, since 1984. She currently is a director of the Bay Area Council Economic Institute, the Hawaii Community Foundation, Board Chair of the Commonwealth Club of California and of the PBS Foundation, and an Advisory Council member of the Stanford Institute for Economic Policy Research and the Public Policy Institute of California. She is an Honorary Member of the National Presswomen's Federation and a Fellow of the National Academy of Public Administration. Dr. Bitterman received her B.A. from Santa Clara University and her M.A. and Ph.D. from Bryn Mawr College. Dr. Bitterman's long history of experience in broadcasting, media and public policy, her experience as a regulator with authority over Bank of Hawaii and other state-chartered banks, her service on the board of a large mutual fund complex and its key committees, and her over 15 years on the Company's Board provide her with expertise across a range of issues of critical importance to the Company's activities in a highly regulated industry as well as the public facing aspects of our business. By virtue of her position as Lead Independent Director, she serves ex-officio as a member of each of the Board's other standing committees.

Barclays Global Investors Funds
Mark A. Burak; 62; 2009

Retired. Formerly an independent consultant providing planning and business performance evaluation advisory services, and Executive Vice President for Planning, Analysis and Performance Measurement, Bank of America, having retired in 2000 after more than thirty years of service. Mr. Burak held various accounting and finance positions based in Chicago, London, San Francisco, and Charlotte at Bank of America and the former Continental Illinois National Bank, now part of Bank of America. As a consultant for Bank of Hawaii from late 2000 through 2003, he oversaw the development of the strategic plan and restructured the Company's management accounting processes, including the implementation of a capital allocation methodology and development of a formal business unit performance evaluation process. Among other positions, Mr. Burak served as Controller, Managing Director of Management Accounting & Analysis, Business Segment Controller, and Regional Controller for Europe and Asia for the former Continental Illinois National Bank. Mr. Burak is a Certified Public Accountant. He has been a director of Bank of Hawaii, the Company's major subsidiary, since 2009. He serves on the Board of Trustees of the Honolulu Academy of Arts and is a member of the Financial Executives International, having served on several local chapter boards and as President of the San Francisco Chapter, and is a member of the American Institute of Certified Public Accountants. Mr. Burak received his BBA in Public Accounting from Loyola University of Chicago and his MBA in finance from the Kellogg Graduate School of Management at Northwestern University. Mr. Burak's career in accounting, finance and strategic planning for major banking organizations brings a high level of sophistication to his participation in Board discussion of a wide range of financial, strategic planning and operating matters, and his prior engagement as a consultant to Bank of Hawaii gives him direct knowledge of our business. His professional experience and educational background led the Board to elect him to its Audit & Risk Committee and to designate him as a financial expert on that Committee. Along with all of the other independent directors, Mr. Burak also serves on the Board's Nominating and Governance Committee.

—

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Michael J. Chun; 67; 2004

President and Headmaster of Kamehameha Schools—Kapalama (a college preparatory school serving children of Hawaiian ancestry) since 2001 and President, Kamehameha Schools since 1988. As President and Headmaster, he is responsible for the leadership, financial management, administration and effectiveness of the college preparatory education program at the flagship Kapalama campus. Prior to his appointment as Kamehameha Schools president, Dr. Chun was Vice President of Park Engineering, a Honolulu engineering consulting firm. He also served as Chief Engineer of the City and County of Honolulu and taught at the University of Hawaii where he directed graduate instruction and research in environmental engineering. Dr. Chun has been a director of Bank of Hawaii, the Company's major subsidiary, since 1993. In addition to being a director of Alexander & Baldwin (a shipping and real estate company), he serves on the boards of various professional and community organizations, including Hawaii Pacific University, Hawaii Medical Services Association, the Metropolitan Board of the YMCA of Honolulu, and Bishop Museum. Dr. Chun received his bachelor of science in civil engineering and his Ph.D. in environmental engineering from the University of Kansas, and his master of science in civil engineering from the University of Hawaii. Dr. Chun's leadership of one of Hawaii's premier educational institutions both provides him with insights into key segments of our markets and customer base and, together with his engineering background, assists the Board in its consideration of a range of operational matters. These insights inform the discussion at both the Board and on the Nominating and Governance Committee on which all of the independent directors serve.

Alexander & Baldwin, Inc.
Clinton R. Churchill; 67; 2001

Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1992 (Chairman 1998, 2000, 2004, 2008). Mr. Churchill served as COO and CEO of The Estate of James Campbell prior to becoming one of its Trustees. He also served as Controller, Financial Vice President, and President of Gaspro, Inc. and three years as a management consultant with Touche Ross & Co. Mr. Churchill has been a director of Bank of Hawaii, the Company's major subsidiary, since 1992. Mr. Churchill serves as a member of the Military Affairs Council and President of the Pacific Aviation Museum at Pearl Harbor. He serves on the board of Hawaii Pacific Health and is a member of their Audit Committee. He received his bachelor of science in business and his MBA in management and finance from the University of Arizona. Mr. Churchill's long association with the Campbell Estate, a nationally diversified real estate company and a major Hawaii landowner, has given him a broad perspective on business affairs in the Company's core market as well a deep knowledge of an industry that represents a large portion of our customer base. That perspective as well as Mr. Churchill's background in financial accounting led the Board to elect him to its Audit & Risk Committee, which he chairs. Along with all of the other independent directors, Mr. Churchill also serves on the Board's Nominating and Governance Committee.

—

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
David A. Heenan; 70; 1993

Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1995 (Chairman 1999, 2001). Dr. Heenan formerly served as Chairman and CEO of Theo H. Davies Co., Ltd., the North American holding company for the Hong Kong-based Jardine Matheson. He also worked internationally for Chevron, Citicorp and McKinsey. He has served on the faculties of the Wharton and Columbia Business Schools. Dr. Heenan is a visiting professor at Georgetown University. Dr. Heenan has been a director of Bank of Hawaii, the Company's major subsidiary, since 1983. He is the author or co-author of seven books and has written various articles for diverse publications as the Harvard Business Review, the Sloan Management Review, the Wall Street Journal, and the New York Times. He holds an MBA from Columbia University and Ph.D. from the Wharton School of Business, University of Pennsylvania. As is the case with Mr. Churchill, Dr. Heenan's association with the Campbell Estate, qualifies him for service on the Company's Board. His international experience with major multinationals gives him an added perspective that is valuable to the Board in light of the broad geographic reach of the Company's business. Dr. Heenan's management and business knowledge led the Board to elect him to its Compensation Committee, which he chairs, and to its Executive Committee. Along with all of the other independent directors, Dr. Heenan also serves on the Board's Nominating and Governance Committee.

Maui Land & Pineapple Co., Inc.
Peter S. Ho; 45; 2009

Chairman and Chief Executive Officer of the Company since July 2010; President since April 2008; Vice Chairman and Chief Banking Officer since January 2006; Vice Chairman, Investment Services from April 2004 to December 2005; and Executive Vice President, Hawaii Commercial Banking Group from February 2003 to April 2004. Mr. Ho has been a director of Bank of Hawaii, the Company's major subsidiary, since 2005. In 2010 Mr. Ho was named Chairman of the 2011 Hawaii Host Committee for the Asia Pacific Economic Cooperation (APEC), the premier forum for Asia-Pacific economies to cooperate on regional trade and investment issues. Mr. Ho is active in the Hawaii community and serves on several boards, including the Hawaii Chapter of the American Red Cross, the GIFT Foundation, the Strong Foundation, and the Hawaii Bankers Association. He is a member of the Financial Services Roundtable and the Hawaii Business Roundtable. Mr. Ho holds a bachelor of science degree in business administration and an MBA from the University of Southern California. In 2008 he successfully completed Harvard Business School's Advanced Management Program. Mr. Ho's long career at Bank of Hawaii, his management responsibilities for all aspects of the Company's banking operations and his deep knowledge of our markets, community and culture all qualify him for service on our Board.

—

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Robert Huret; 65; 2000

Managing Member of FTV Management Company, L.P., (a private equity management company) since 1998 and FTV Capital, a multi-stage private equity firm whose limited partners include many of the world's foremost financial institutions. Mr. Huret is also Chairman of Huret Rothenberg & Co. a private investment firm, and is a director of Caplin Systems, Ltd and Financial Engines Inc. Previously he was a senior consultant to Montgomery Securities. He has served as Senior Vice President, Finance and Trust Executive Officer at the Bank of California. Mr. Huret was also Vice President of Planning and Mergers and Acquisitions at First Chicago Corporation. He has 42 years of commercial banking, investment banking and private equity investment experience. He has participated in over 100 bank and bank-related mergers, public offerings and joint ventures, with an emphasis on technology companies focused in the financial services industry. Mr. Huret has been a director of Bank of Hawaii, the Company's major subsidiary, since 2000. He has served as Trustee of Cornell University and San Francisco University High School. He received his bachelor of science in Industrial and Labor Relations from Cornell University and his MBA with distinction from Harvard University. Mr. Huret's knowledge of the commercial and investment banking business, his experience in finance and investment activities and his participation in strategic transactions across the financial services spectrum give him a broad and deep perspective on all facets of our business. These qualifications led the Board to elect him to its Audit & Risk Committee, to designate him as a financial expert, and to appoint him Vice Chairman of the Committee. Along with all of the other independent directors, Mr. Huret also serves on the Board's Nominating and Governance Committee.

—
Kent T. Lucien; 57; 2006

Vice Chairman and Chief Financial Officer of the Company since April 2008; Trustee, C. Brewer & Co. Ltd., (a Hawaii corporation engaged in agriculture, real estate and power production) from April 2006 to December 2007; and Chief Executive Officer Operations, C. Brewer & Co., Ltd. from May 2001 to April 2006. He also held the positions of Controller and CFO and various other executive positions at C. Brewer & Co., Ltd. Prior to C. Brewer & Co., Ltd., Mr. Lucien worked for Price Waterhouse Coopers. He is a Certified Public Accountant. Mr. Lucien serves on the board of Wailuku Water Company LLC and Maui Land & Pineapple Co., Inc. where he serves as Audit Committee Chair. He has been a director of Bank of Hawaii, the Company's major subsidiary, since 2006. Mr. Lucien received his bachelors from Occidental College and his MBA from Stanford University. Mr. Lucien's senior executive experience in significant Hawaiian businesses and his background in finance and accounting led the Board to nominate him as a director in 2006 and, prior to becoming the Company's Chief Financial Officer, to serve on the Audit & Risk Committee as its chair and to be designated as a financial expert. These qualifications, coupled with the deep knowledge of the Company's finances gained in his current role continue to qualify him for Board service.

Maui Land & Pineapple Co., Inc.

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Martin A. Stein; 70; 1999

Partner, RSA Ventures (a consulting and venture capital company) since 1999; Chief Executive Officer and President, Sonoma Mountain Ventures,  LLC (strategic and technology consulting and venture capital) 1998 to 2004. RSA Ventures specializes in telecommunications and internet financial companies across the United States and international companies including Canada and Israel. For eight years, Mr. Stein served as Vice Chairman of BankAmerica Corporation responsible for all technology and operations worldwide. He chaired various marketing, product strategy and budget committees for Bank of America and its parent company. He also served as EVP and Chief Information Officer responsible for all technology and operations at PaineWebber Corporation. As EVP of Fleet Financial Group, he was responsible for strategic planning, product development, marketing, MIS, operations and payments. Mr. Stein has been a director of Bank of Hawaii, the Company's major subsidiary, since 1999. Mr. Stein brings extensive experience in merger and consolidation activities, organizational efficiencies and staff management and development. He received a bachelor of arts degree (cum laude) and an honorary doctorate degree in business science from St. Johns University. Mr. Stein's knowledge of the global commercial banking business and his focus on the technology that continues to be of great significance to the industry, as well as his experience in strategic transactions and operational challenges, allow him to provide the Board with valuable insight across a range of matters. These qualifications led the Board to elect him to its Audit & Risk Committee. Along with all of the other independent directors, Mr. Stein also serves on the Board's Nominating and Governance Committee.

—
Donald M. Takaki; 69; 1997

Chairman and CEO, HawkTree International, Inc. (a diversified holding company engaged in transportation, leasing, business records management, and real estate) since 1999. As Chairman and CEO of Island Movers, Inc., Mr. Takaki has grown his family-owned and operated transportation services company into Hawaii's largest transportation service company ranked among the top 250 companies in the State of Hawaii. He is the former Chairman of the Hawaii Convention Authority and former board member of Hawaiian Airlines. Mr. Takaki has been a director of Bank of Hawaii, the Company's major subsidiary, since 1990. He is committed to his community having served on the boards of many business and civic organizations, including the Hawaii Visitors and Convention Bureau (Chairman 2004-2006), Hawaii Hotel & Lodging Association, Hawaii Korean Chamber of Commerce, Japanese Cultural Center of Hawaii, and Iolani School. He serves as President and General Manager, Pacific Region Baseball, Inc., a non-profit organization that brings student athletes to and from Hawaii and Asia to promote cross cultural learning. In 2007, Mr. Takaki was recognized as the Distinguished Public School Graduate by the Public Schools of Hawaii Foundation. Mr. Takaki's deep involvement in the community and knowledge of business affairs throughout the Hawaiian Islands, as well as the experience gained through 13 years of service on our Board, make him well-qualified for service as a director.

—

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Barbara J. Tanabe; 62; 2004

Owner and Partner, Ho'akea Communications, LLC (a public affairs company) since 2003. Ms. Tanabe has expertise in communications and issues management with 25 years of experience in public affairs, crisis management, and broadcast journalism in the United States and Asia. She served as President and CEO of Hill & Knowlton/Communications Pacific and her own consulting firm, Pacific Century, where she counseled executives and government officials in the areas of cross-cultural communications, crisis and issues management, and news media management. Ms. Tanabe was one of the first Asian-American women journalists in the nation, and pioneered news coverage of issues dealing with ethnic minorities, diversity, and civil rights. She co-founded a public policy research firm, Hawaii Institute of Public Affairs, which produced studies resulting in legislation to promote economic development in Hawaii. Ms. Tanabe has been a director of Bank of Hawaii, the Company's major subsidiary, since 1994. She serves on the boards of the Japan-America Society of Hawaii (Chair), Pacific Forum (The Asia arm of the Center for Strategic and International Studies), and numerous task forces including special assignments with the chief justice of the Hawaii State Supreme Court. She received her bachelor of arts degree in communications from the University of Washington and an MBA from the University of Hawaii. Ms. Tanabe's expertise in and sensitivity to public policy matters, the media and cultural and ethnic diversity in our core market bring insights that inform wide range of Board deliberations and qualify her for service on the Board and her management and business ownership background align her views on the Compensation Committee with those of shareholders. Along with all of the other independent directors, Ms. Tanabe also serves on the Board's Nominating and Governance Committee.

—
Robert W. Wo; 58; 2002

Owner and Director, C.S. Wo & Sons, Ltd. (a furniture retailer) since 1984. Under Mr. Wo's leadership, this third generation family-owned and operated business has grown to become Hawaii's largest furniture retailer, ranking it among the Top 250 companies in the State of Hawaii and among the Top 100 furniture retailers in the nation. He is a member of the Hawaii Business Roundtable whose mission is to promote the overall economic vitality and social health of Hawaii. Mr. Wo has been a director of Bank of Hawaii, the Company's major subsidiary, since 1991. He has always been active in the community, having served on the boards of Aloha United Way, Junior Achievement of Hawaii, and the Retail Merchants of Hawaii. Currently, Mr. Wo serves on several business and non-profit boards, including Grace Pacific Corporation, Hawaii Medical Service Association, Assets School, and Bobby Benson Center. He received his bachelors in Economics from Stanford University and earned his MBA from Harvard Business School. Mr. Wo's deep involvement in the community and knowledge of business affairs throughout the Hawaiian Islands bring a customer perspective to his participation in Board affairs and, as major employer in the state, qualify him for service on the Compensation and Executive Committees as well as his role as a director. Along with all of the other independent directors, Mr. Wo also serves on the Board's Nominating and Governance Committee.

—

BENEFICIAL OWNERSHIP

        At the close of business on February 14, 2011, Bank of Hawaii had 47,959,703 shares of its common stock outstanding. As of February 14, 2011, this table shows how much Bank of Hawaii common stock was owned by (i) its directors and nominees, (ii) the executive officers named in the Summary Compensation Table (the "named executive officers"), (iii) all executive officers and directors as a group, and (iv) entities that are known by us to own beneficially more than five percent of Bank of Hawaii's common stock. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of common stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name	Number of Shares Beneficially Owned		Right to Acquire Within 60 Days	Total	Percent of Outstanding Shares as of February 14. 2011
BlackRock, Inc.(1)	4,426,159		0	4,426,159	9.18%
40 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc.(2)	2,711,581		0	2,711,581	5.62%
100 Vanguard Blvd.
Malvern, PA 19355
S. Haunani Apoliona	9,148	(3)	16,248	25,396	*
Mary G. F. Bitterman	25,878	(3)(4)	16,248	42,126	*
Mark A. Burak	1,800		0	1,800	*
Michael J. Chun	13,580	(3)(4)	16,248	29,828	*
Clinton R. Churchill	16,413	(3)(4)(6)	16,248	32,661	*
David A. Heenan	37,074	(3)(5)	16,248	53,322	*
Robert Huret	21,084	(3)	16,248	37,332	*
Martin A. Stein	6,634		16,248	22,882	*
Donald M. Takaki	28,159	(3)	16,248	44,407	*
Barbara J. Tanabe	17,277	(3)	16,248	33,525	*
Robert W. Wo	26,426	(3)(4)	16,248	42,674	*
Allan R. Landon	101,073		0	101,073	*
Peter S. Ho	80,071		57,835	137,906	*
Kent T. Lucien	34,900		2,191	37,091	*
Derek J. Norris	19,861		4,776	24,637
Mark A. Rossi	27,076		0	27,076
Mary E. Sellers	42,206		35,890	78,096	*
Directors, nominees and executive officers as a group (20 persons)	567,190		356,780	923,970	1.9%

*
Each of the directors and named executive officers beneficially owns less than 1 percent of the outstanding common stock.

Notes to Table on Amount and Nature of Beneficial Ownership

All stock is subject to sole voting and investment power unless otherwise specified.

(1)
According to its Schedule 13G filed with the SEC on February 2, 2011, BlackRock, Inc. is a parent holding company or control person and its subsidiaries, BlackRock Japan Co. Ltd, BlackRock

  Asset Management Deutschland AG, State Street Research & Management Company, BlackRock Advisors LLC, BlackRock Advisors (UK) Limited, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock (Luxembourg) S.A., and BlackRock International Ltd, (collectively referred to as "BlackRock") may be deemed to have beneficial ownership as of December 31, 2010 of 4,426,159 shares of Bank of Hawaii common stock owned by numerous investment advisory or bank clients, none known to have more than five percent except BlackRock Fund Advisors. According to the same filing, BlackRock has sole power to vote or to direct the vote over 4,426,159 of those shares, and sole power to dispose or to direct the disposition of 4,426,159 shares.

(2)
According to the information furnished by them, The Vanguard Group, Inc. ("VGI") is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended and Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of VGI, is serving as investment manager of collective trust accounts. Based solely on a Schedule 13G filed with the SEC on February 10, 2011, VGI, in its capacity as investment adviser, may be deemed to have beneficial ownership as of December 31, 2010 of 2,711,581 shares of Bank of Hawaii common stock owned by numerous investment advisory clients, none known to have more than 5 percent. According to the same filing, VGI has sole power to vote or direct the vote of 32,766 of those shares, sole power to dispose or to direct the disposition of 2,678,815shares, and shared power to dispose or to direct the disposition of 32,766 shares.

(3)
Includes restricted shares owned by directors under the Director Stock Program: Ms. Apoliona, 4,698 shares; Ms. Bitterman, 1,038 shares; Mr. Chun, 7,838 shares; Mr. Churchill, 6,800 shares; Mr. Heenan, 12,838 shares; Mr. Huret, 1,038 shares; Mr. Takaki, 11,838 shares; Ms. Tanabe, 1,038 shares; and Mr. Wo, 7,838 shares. Includes shares owned by directors under the Directors Deferred Compensation Plan: Messrs. Churchill, 4,511 shares; Heenan, 19,226 shares; Huret, 14,812 shares; Takaki, 11,887 shares; and Wo, 6,151 shares; and Ms. Tanabe, 6,933 shares.

(4)
Includes shares held individually by family members as to which the specified officer or director may be deemed to have shared voting or investment power as follows: Ms. Bitterman, 5,713 shares, Mr. Chun, 5,742 shares, Mr. Churchill, 315 shares, and Mr. Wo, 3,400 shares.

(5)
Includes 420 shares owned by a family partnership of which Mr. Heenan has shared voting and investment power. Also includes 156 shares owned by David A. Heenan, Inc. of which Mr. Heenan is president.

(6)
Includes 500 shares held in an Individual Retirement Account.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Company and the Board have adopted Corporate Governance Guidelines ("Governance Guidelines"). The Governance Guidelines are posted on the Company's Investor Relations website at www.boh.com. The Governance Guidelines address director qualification and independence standards, responsibilities of the Board, access to management and independent advisors, compensation, orientation and continuing education, Board committees, Chief Executive Officer ("CEO") evaluation, management succession, Code of Business Conduct and Ethics, shareholder communications to the Board and the Board's annual performance evaluation.

        The Company's leadership structure consists of a combined Chairman and CEO and a Lead Independent Director. At this time, the Board believes that it is in the best interests of the Company to have a single individual serve as Chairman and CEO to control and implement the short- and long-term strategies of the Company, particularly in the current environment facing financial institutions. At the same time this governance structure provides a form of leadership that allows the Board to function distinct from management, capable of objective judgment regarding management's performance, and enables the Board to fulfill its duties effectively and efficiently. The Company's leadership structure ensures the objectivity of the Board's decisions and its role in reviewing the performance of management. Through its leadership and governance processes the Company has successfully established a governance structure that provides both oversight and guidance by the Board to management regarding strategic planning, risk assessment and management, and corporate performance.

        The Company's Lead Independent Director is appointed by the Board and the current Lead Independent Director, Dr. Mary G. F. Bitterman, has served in this position since 1999. The Company's Governance Guidelines clearly define the Lead Independent Director's role and duties which include, but are not limited to: serving as Chairman of the Company's Nominating & Corporate Governance Committee, presiding over regularly scheduled executive sessions of the non-management directors, serving as a liaison between the non-management directors and executive management, and assisting the Board and executive management to ensure compliance with the Governance Guidelines.

        In addition to a Lead Independent Director, ten of the eleven non-management directors are "independent" as defined by the NYSE rules. The non-management directors meet in executive session without management in attendance for regularly scheduled meetings. The non-management directors may also meet in executive session each time the full Board convenes for a meeting. In 2010, the non-management directors met in executive session eight times. The Lead Independent Director also meets regularly on an individual basis with members of the Company's executive management team.

Director Qualifications and Nomination Process

        The Nominating & Corporate Governance Committee is responsible for identifying and assessing all director candidates and recommending nominees to the Board. Potential nominees are evaluated based on their independence, within the meaning of the Governance Guidelines and the rules of the NYSE. Candidates to be nominated as a director, including those submitted by shareholders, are selected based on, among other criteria, their integrity, informed judgment, financial literacy, high performance standards, accomplishments and reputation in the community, experience, skill sets, and ability to commit adequate time to Board and committee matters and to act on behalf of shareholders. The criteria also include a determination of the needs of the Board and of the individuals' personal qualities and characteristics with those of the other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and its shareholders. In addition, Board members are expected to participate in continuing education and training opportunities to stay current on corporate governance, industry trends and issues and to understand the Company's business.

        The objective of the Nominating & Corporate Governance Committee is to present a combination of candidates that will result in a Board with a wide range of skills, expertise, industry knowledge, viewpoints, and backgrounds, with business and community contacts relevant to the Company's business. To accomplish this, the Nominating & Corporate Governance Committee seeks candidates from different age groups, ethnicities, genders, industries, and experiences, in addition to the criteria described above. The result is a diverse and experienced Board, ranging in age from 45 to 70, with a variety of ethnicities and genders. The Board includes directors with experience in public corporations, non-profits, and entrepreneurial individuals who have successfully run their own private enterprise. The Board also has the broad set of skills necessary for providing oversight to a financial institution, which includes proven leadership, and expertise in finance, accounting, information technology, lending, investment management, and communications. With the exception of Mr. Burak, who was first elected in 2009, all of the non-management directors have been on the Company's Board for at least five years.

        A shareholder may submit a candidate for consideration by the Board to be included in the Board's slate of director nominees. Candidates proposed by shareholders will be evaluated by the Nominating & Corporate Governance Committee under the same criteria that are applied to other candidates. The criteria are set forth above and in the Company's By-Laws and Governance Guidelines. Candidates to be considered for nomination by the Nominating & Corporate Governance Committee at the 2012 Annual Meeting of Shareholders must be presented in writing to the Corporate Secretary on or before November 12, 2011 at 130 Merchant Street, Honolulu, Hawaii 96813.

Communication with Directors

        Shareholders and any interested parties may communicate with the Board, Non-Management Directors or Lead Independent Director by sending correspondence c/o the Company's Corporate Secretary, 130 Merchant Street, Honolulu, Hawaii 96813. All appropriate communications received will be forwarded to the Board, Non-Management Directors or Lead Independent Director as addressed.

Code of Business Conduct and Ethics

        The Company has earned its reputation as a respected leader in the communities it serves and in the financial services industry by conducting business in an ethical, responsible and professional manner. The Company is proud of the high standards of quality and service that have been its hallmark through the years. These qualities represent fundamental business practices and apply to all directors, officers and employees.

        The Company and Board have adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees (the "Code") that is posted on the Investor Relations page of the Company's website www.boh.com. The Code addresses the professional, honest and candid conduct of each director, officer and employee; conflicts of interest, disclosure process, compliance with laws, rules and regulations (including securities trading); corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets; and encourages the reporting of any illegal or unethical behavior. A waiver for an executive officer or director of the Company may be made only by the Audit & Risk Committee of the Board of Directors and must be promptly disclosed as required by SEC or NYSE rules. The Company will disclose any such waivers, as well as any amendments to the Code, on the Company's website.

Director Independence

        The Board is comprised of a majority of independent directors as defined by the NYSE listing standards. In affirmatively determining that a director is independent of the Company's management and has no material relationship with the Company, either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with the Company, the Board applies the following categorical standards, in addition to such other factors as the Board deems appropriate:

  a)
  In no event shall a director be considered independent if the director is an employee, or a member of the director's immediate family is an executive officer of the Company until three years after the end of such employment relationship. Employment as an interim Chairman, CEO, CFO or other executive officer shall not disqualify a director from being considered independent following that employment.

  b)
  In no event shall a director be considered independent if the director receives, or a member of the director's immediate family receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and is not independent until three years after ceasing to receive such compensation.

  c)
  In no event shall a director be considered independent if the director is a current partner or employee of the Company's internal or external auditor, or whose immediate family member is a current partner or employee of such a firm and personally works on the Company's audit; or was a partner or employee of such a firm and personally worked on the Company's audit within the last three years.

  d)
  In no event shall a director be considered independent if the director is employed, or a member of the director's immediate family is employed, as an executive officer of another company where any of the Company's present executives serves on that company's compensation committee until three years after the end of such service or employment relationship.

  e)
  In no event shall a director be considered independent if the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues for such year, until three years after falling below such threshold.

  f)
  A director will not fail to be deemed independent solely as a result of the director's and the director's immediate family members', or a director's affiliated entity's, banking relationship with the Company if such relationship does not violate paragraphs (a) through (e) above and is made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with the Company and, with respect to extensions of credit, is made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve System, and do not involve more than the normal risk of collectability or present other unfavorable features.

  g)
  Audit & Risk Committee members may not receive directly or indirectly any consulting, advisory or other compensatory fee from the Company and shall otherwise meet the independence criteria of Section 10A-3 of the Securities Exchange Act of 1934, as amended. Audit & Risk Committee members may receive directors' fees and other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive (including any additional such fees or consideration paid to directors with respect to service on committees of the Board).

  h)
  If a particular commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship or transaction that is not addressed by the above standards exists between a director and the Company, the Board will determine, after taking into account all relevant facts and circumstances, whether such relationship or transaction is in the Board's judgment material, and therefore whether the affected director is independent.

        For purposes of these independence standards, an "immediate family member" includes the director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director's home.

        The following ten directors and nominees have been determined by the Board to be independent: Messrs. Burak, Chun, Churchill, Heenan, Huret, Stein and Wo, and Mmes. Apoliona, Bitterman and Tanabe, and accordingly, the Board has a majority of independent directors as defined by the listing standards of the NYSE and the Governance Guidelines. There were no relationships that were considered in determining the independence of the independent directors. All of the committees, with the exception of the Executive Committee, are composed entirely of independent directors who also meet applicable committee independence standards. Mr. Ho is the CEO and President of the Company and therefore not independent, Mr. Lucien is the CFO of the Company and therefore not independent, and Mr. Takaki has been determined not to be an independent director due to his and his family's ownership interest in HawkTree International, Inc. ("HawkTree"), a diversified holding company engaged in transportation, leasing, business records management, and real estate. HawkTree and its subsidiaries provide courier, armored car, ATM servicing, moving, and relocation services for the Company. More specific information is available on page 47 in the section regarding Certain Relationships and Related Transactions.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee during fiscal year 2010 served as an officer, former officer, or employee of the Company or had a relationship that was required to be disclosed under "Certain Relationships and Related Transactions." Further, during 2010, no executive officer of the Company served as:

  •
  A member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

  •
  A director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.

Oversight of Risk

        Bank of Hawaii governance, including policies, standards and procedures, has been developed with the goal of ensuring that business decisions and the execution of business process are in compliance with legal and regulatory requirements and support the Company's governing objective of maximizing shareholder value over time and cultural imperatives.

        Authority for accepting risk exposures on behalf of the Company originates from the Board of Directors and in turn is delegated through the Managing Committee and its subcommittees, including the Risk Council. The Risk Council, chaired by the Chief Risk Officer, provides the Managing Committee with a forum for the review and communication of both specific and company-wide risk issues, and serves to enhance collaboration among all areas of the company that create and manage risk, while reinforcing executive management's responsibility for ensuring risk is managed within established tolerances.

        Risk management at the Company is the process for identifying, measuring, controlling and monitoring risk across the enterprise given its business as a financial institution and financial intermediary. Risk management crosses all functions and employees and is embedded in all aspects of planning and performance measurement. Systems, information and timely reporting enable the organization to quickly adapt to early warning signs.

        The Board of Directors is responsible for oversight of the Company's enterprise risk framework. The Board has delegated to the Audit & Risk Committee primary responsibility for overseeing financial, credit, investment and operational risk exposures including regulatory and legal risk; to the Fiduciary and Investment Management Committee primary responsibility for oversight of fiduciary and investment risk of client accounts; and to the Compensation Committee primary responsibility for oversight of risk related to management and staff. These committees report to the full Board to ensure the Company's overall risk exposures are understood, including risk interrelationships. The Board also oversees reputational risk.

        Risk reports are provided and discussed at every Committee and Board meeting. In addition to detailed reports, the Board reviews an Enterprise Risk Position report that reflects key risk measures and trends across the Company. Key managers responsible for risk management (the Chief Risk

Officer, the Treasurer, the Chief Compliance Officer, the General Counsel and the Chief Fiduciary Officer) regularly provide updates at the respective Committee and Board meetings. In support of the Board's risk oversight role and to ensure that potential problems are surfaced, the Audit & Risk Committee directly oversees the Company's Internal Audit and Credit Review functions.

Compensation Policies and Risk

        The Board's risk oversight responsibility includes the implementation of compensation programs that do not encourage or incentivize risk taking.

        In 2009, with the assistance of an independent outside consultant, the Company completed a review of its compensation policies and incentive plans to confirm its policies and plans are encouraging behavior that is within the Company's risk tolerance, are compatible with effective controls and risk management, and are supported by strong corporate governance. The results of the review revealed no individual employees or groups of employees whose activities expose the Company to material amounts of risk. The review also revealed that the controls and risk management at the Company are communicated in a top down manner and are ingrained in the culture of the organization, creating a comprehensive risk management process.

        In 2010, the Company completed a comprehensive review of its incentive compensation plans and established a risk and control monitoring process which is embedded in its quarterly performance review process.

BOARD COMMITTEES AND MEETINGS

        The Board met 10 times during 2010. The Board's policy is that directors should make every effort to regularly attend meetings of the Board and committees on which they serve and the Company's annual shareholder meeting. Each director attended 75% or more of the aggregate of the total number of Board meetings and the total number of meetings held by the committees on which he or she served in 2010. All of the Company's directors attended the 2010 shareholders' meeting.

Board Committees

        The Board has four standing committees: the Audit & Risk Committee, the Human Resources & Compensation Committee (the "Compensation Committee"), the Executive & Strategic Planning Committee (the "Executive Committee"), and the Nominating & Corporate Governance Committee (the "Nominating Committee"). The committee charters are posted in the Investor Relations section of the Company's website at www.boh.com.

        The Board has affirmatively determined that all of the members of the Audit & Risk, Compensation and Nominating Committees ("Board Committees") meet the independence standards of the NYSE and the Company's Governance Guidelines. The Board Committees' charters require that each committee perform an annual evaluation of its performance and assess the adequacy of its charter. Each committee has the authority to retain consultants and advisors to assist it in its duties, including the sole authority for the retention, termination and negotiation of the terms and conditions of the engagement.

        Below are the members of each current standing committee.

Audit & Risk	Compensation	Executive	Nominating and Governance
Mary G. F. Bitterman	Mary G. F. Bitterman	Mary G. F. Bitterman	S. Haunani Apoliona
Mark A. Burak	David A. Heenan*	Clinton R. Churchill	Mary G. F. Bitterman*
Clinton R. Churchill*	Barbara J. Tanabe	David A. Heenan	Mark A. Burak
Robert Huret	Robert W. Wo	Peter S. Ho*	Michael J. Chun
Martin A. Stein		Robert W. Wo	Clinton R. Churchill
David A. Heenan
Robert Huret
Martin A. Stein
Barbara J. Tanabe
Robert W. Wo

*
Committee Chairman

Audit & Risk Committee: 6 Meetings in 2010

        The Audit & Risk Committee operates under and annually reviews a charter that has been adopted by the Board. The Audit & Risk Committee's duties include assisting the Board in its oversight of the following areas of the Company: regulatory and financial accounting, reporting and credit risk management; compliance with legal and regulatory requirements; the independent registered public accounting firm's qualifications and independence; and overseeing the performance of the Company's internal audit function and independent registered public accounting firm. In 2010 the Committee changed its name to the Audit & Risk Committee, and revised its charter to include the oversight of management's activities with respect to capital management and liquidity planning, including dividends and share repurchases, and overall interest rate risk management. The Board has determined that Mark A. Burak and Robert Huret meet the definition of "financial expert" within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002. The Board has determined that all Committee members meet the NYSE standard of financial literacy and have accounting or related financial management expertise. The Committee has adopted policies and procedures governing the following: pre-approval of audit and non-audit services; the receipt and treatment of complaints regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission by employees of the Company regarding questionable accounting or audit matters; and restrictions on the Company's hiring of employees of the independent registered public accounting firm. The Committee is also responsible for reviewing transactions involving a director or executive officer. The report of the Audit & Risk Committee is on page            .

Compensation Committee: 10 Meetings in 2010

        The duties of the Compensation Committee are set forth in its charter, and include responsibility for compensation levels of directors and members of executive management and reviewing the performance of executive management. The Committee reviews and approves goals for incentive compensation plans, stock plans, and evaluates performance against those goals. The Compensation Committee also reviews management development and training programs as well as succession planning for senior and executive management. The Compensation Committee charter allows for the delegation of its duties to its own subcommittee as long as in compliance with all applicable laws, rules and listing standards. The CEO, in consultation with the director of human resources, makes recommendations with respect to non-CEO executive officer compensation.

Executive Committee: No Meetings Held in 2010

        The Committee has the power to act for the Board in between its meetings except on those matters reserved to the Board by the By-Laws or otherwise. The Committee has the authority to advise the CEO and Board on long-range strategy and monitor the Company's progress. The Committee did not meet in 2010.

Nominating & Corporate Governance Committee: 6 Meetings in 2010

        The duties of the Nominating & Corporate Governance Committee are set forth in its charter and include reviewing the qualifications of all Board candidates and recommending qualified candidates for membership on the Board. The Committee reviews the Board's organization, procedures and committees and makes recommendations concerning the size and composition of the Board and its committees. The Committee makes recommendations to the Board regarding standards for determining non-management director independence and reviews the qualifications and independence of the members of the Board and its committees. The Committee reviews and evaluates the Company's compliance with corporate governance requirements and leads and oversees the Board and its committees' annual performance evaluations. Further information regarding the responsibilities performed by the Committee and the Company's corporate governance is provided in the Committee charter and the Governance Guidelines.

DIRECTOR COMPENSATION

Retainer and Meeting Fees

        In 2010, each director was paid an annual retainer of $20,000, plus $1,000 for each Board meeting attended. Board meeting fees were increased from $750 to $1,000 in April 2010. The Lead Independent Director is paid an additional annual retainer fee of $10,000. The chairmen of the Compensation and Audit & Risk Committees also receive an annual retainer of $5,000 and the vice chairman of the Audit & Risk Committee receives an annual retainer of $2,500. The Directors are reimbursed for board-related travel expenses, and directors who are non-Hawaii residents receive an additional $5,000 to compensate them for travel time. Members of the Compensation Committee and the Executive Committee receive $1,000 for each meeting attended, which was increased from $750 in April 2010. The fee is $1,500 per meeting for members of the Audit & Risk Committee and $2,000 per meeting for the Chairman of the Audit & Risk Committee. No fees are paid for attendance at the Nominating & Corporate Governance meetings.

        In addition to the four standing committees mentioned above, the Board has other committees for which directors receive fees. Ms. Apoliona and Mr. Takaki are members of the Benefit Plans Committee ("BPC") and receive $1,000 per meeting attended, (increased from $750 in April 2010), and Mms. Apoliona and Tanabe and Messrs. Chun, Takaki, and Wo are members of the Fiduciary Investment Management Committee ("FIMC") and receive $1,000 per meeting attended (increased from $750 in April 2010. Mr. Wo also receives an annual retainer of $5,000 as chairman of FIMC.

        In 2010, based on analyses completed in 2009 by the Board's executive compensation consulting firm at the time, the Board approved a change in the director compensation structure and amount. As the legal and regulatory requirements imposed on directors have increased over the past several years so has the time commitment required from board members, as well as the competition for the best candidates. In order to align the Company's director pay closer with the median of peer companies, and to increase the efficiency of the director pay process, beginning January 2011, the annual Board retainer will be increased, a committee retainer will be implemented, and all meeting fees will be eliminated. The Board retainer will be $42,500 annually, with the lead director receiving an additional $15,000; and the committee retainers will be: Audit & Risk retainer: chairman $19,000, vice chairman $14,000, member $9,000; Compensation Committee retainer: chairman $19,250, member $11,250. The

FIMC chairman retainer will be $12,500 and annual member fees for FIMC and BPC will be $7,500 and $5,000, respectively.

Director Stock Plan

        The Company maintains the Bank of Hawaii Corporation Amended and Restated Director Stock Compensation Plan ("Director Stock Plan"). The purpose of the Director Stock Plan is to advance the interests of the Company by encouraging and enabling eligible non-employee members of the Board to acquire and retain throughout each member's tenure as director a proprietary interest in the Company by ownership of shares of Bank of Hawaii common stock. The Director Stock Plan allows for the granting of stock options, restricted stock, and restricted stock units. Under the Director Stock Plan, the Board has the flexibility to set the form and terms of awards. In 2010, Board members were given the option of receiving a grant of restricted shares, or the equivalent value in cash. Eight Board members accepted the stock award and the Company issued 1,038 shares of restricted common stock ("Restricted Shares") to each of the eight non-employee directors with a vesting date of one year from the date of grant. The other four non-employee directors accepted a cash award of $52,500 which was subsequently used to purchase Company shares. No options were granted under the Director Stock Plan in 2010.

Directors' Deferred Compensation Plan

        The Company maintains the Directors' Deferred Compensation Plan, under which a non-employee director may elect to defer the payment of either all of the director's annual retainer and meeting fees, or the director's entire annual retainer. At the director's choice, deferred amounts under the Directors' Deferred Compensation Plan may be payable: 1) beginning on the first day of the first month after the participating director ceases to be a director of the Company; or 2) on an anniversary date of the director's choosing after the director ceases to be a director; or 3) a date specified by the director (which may include a date prior to the date a director ceases to be a director). Deferred amounts are paid to the participant in a lump sum or in equal annual installments over such period of years (not exceeding 10 years) as the participant elects at the time of deferral. If a participant dies, all deferred and previously unpaid amounts will be paid in a lump sum to the participant's beneficiary on the second day of the calendar year following the year of death. A participant's deferred amounts are adjusted for appreciation or depreciation in value based on hypothetical investments in one or more mutual funds or in shares of Bank of Hawaii common stock, as may be directed by the participant. The Bank of Hawaii's obligations under the Directors' Deferred Compensation Plan are payable from its general assets, although the Company has established a rabbi trust to assist it in meeting its liabilities under the plan. The assets of the trust are at all times subject to the claims of the Company's general creditors.

Director Stock Ownership Guidelines

        The Board of Directors believes it is important to support an ownership culture for the Company's employees and shareholders. To ensure that linkage to shareholders occurs among the fiduciaries of the Company, in December 2006, the Nominating & Corporate Governance Committee implemented stock ownership guidelines that require each non-management director to own a minimum amount of five times his or her annual cash retainer in the Company's stock. Directors were given five years to achieve guideline levels of ownership. Ten of the current non-management directors have satisfied the ownership guidelines. One has made significant progress in meeting the ownership guidelines in 2010 and is on schedule to satisfy the ownership guidelines within the proscribed five-year period.

Director Compensation

        The following table shows, for the year ended December 31, 2010, information on compensation earned by or awarded to each non-employee director who served on the Board of Directors during 2010.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
S. Haunani Apoliona	$36,250	$52,492	0	0	0	0	$88,742
Mary G. F. Bitterman	$61,750	$52,492	0	0	0	0	$114,242
Mark A. Burak	$38,000	0	0	0	0	$52,500	$90,500
Michael J. Chun	$34,250	$52,492	0	0	0	0	$86,742
Clinton R. Churchill	$45,000	0	0	0	0	$52,500	$97,500
David A. Heenan	$42,750	$52,492	0	0	0	0	$95,242
Robert Huret	$44,250	$52,492	0	0	0	0	$96,742
Martin A. Stein	$43,000	0	0	0	0	$52,500	$95,500
Donald M. Takaki	$38,250	$52,492	0	0	0	0	$90,742
Barbara J. Tanabe	$43,250	$52,492	0	0	0	0	$95,742
Robert W. Wo.	$48,250	$52,492	0	0	0	0	$100,742

(1)
David A. Heenan, Robert Huret, Donald M. Takaki, Barbara J. Tanabe, and Robert W. Wo elected to defer all of their respective fees earned in 2010.

(2)
The amounts in this column reflect the fair market value of the restricted stock on the date of grant. On May 14, 2010, the Company issued a grant of 1,038 shares of restricted common stock to each of S. Haunani Apoliona, Mary G. F. Bitterman, Michael J. Chun, David A. Heenan, Robert Huret, Donald M. Takaki, Barbara J. Tanabe, and Robert W. Wo who elected to receive the stock award, having an aggregate fair value of $52,492 based on the stock fair market value of $50.57 per share on the date of the grant; 100% of the grant will vest on April 19, 2011. As of December 31, 2010, each director had the following number of restricted stock awards accumulated in their accounts (which excludes options exercised and held as common stock in their accounts): S. Haunani Apoliona, 2,838 shares; Mary G. F. Bitterman, 1,038 shares; Mark A. Burak, 0 shares; Michael J. Chun, 2,838 shares; Clinton R. Churchill, 1,800 shares; David A. Heenan, 2,838 shares; Robert Huret, 1,038 shares; Martin A. Stein, 0 shares; Donald M. Takaki, 2,838 shares; Barbara J. Tanabe, 1,038 shares; and Robert W. Wo, 2,838 shares.

(3)
No option awards were granted in 2010. As of December 31, 2010, each director had outstanding options to purchase the indicated number of shares of the Company common stock: S. Haunani Apoliona, 16,248; Mary G. F. Bitterman, 16,248; Mark A. Burak 0; Michael J. Chun, 16,248; Clinton R. Churchill, 16,248; David A. Heenan, 16,248; Robert Huret, 16,248; Martin A. Stein, 16,248; Donald M. Takaki, 16,248; Barbara J. Tanabe, 16,248; and Robert W. Wo, 16,248.

(4)
In 2010 each director was given the option of accepting the grant of restricted stock, or an equivalent value in cash that would be used to purchase common stock of the Company. Directors Mark A. Burak, Clinton R. Churchill, and Martin A. Stein accepted the cash for equity and received a cash sum of $52,500 on May 14, 2010.

 AUDIT & RISK COMMITTEE REPORT

        As members of the Audit & Risk Committee, we review the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, we have met and held discussions with management and the independent registered public accounting firm. Management represented to us that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and we have reviewed and discussed the audited financial statements and related disclosures with management and the independent registered public accounting firm, including a review of the significant management judgments underlying the financial statements and disclosures.

        The independent registered public accounting firm reports to us. We have sole authority to appoint (subject to shareholder ratification) and to terminate the engagement of the independent registered public accounting firm.

        We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"), as amended and as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, we have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm its independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, we determined, among other things, that the audit and non-audit services provided by Ernst & Young LLP (as described below) were compatible with its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit & Risk Committee has adopted policies to avoid compromising the independence of the independent registered public accounting firm, such as prior committee approval of audit, non-audit, tax and other services, and required audit partner rotation.

        We discussed with the company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act. We meet with the internal auditors and independent registered public accounting firm, with and without management present, and in private sessions with members of senior management to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. We also periodically meet in executive session.

        In reliance on the reviews and discussions referred to above, as members of the Audit & Risk Committee, we recommended to the board (and the board subsequently approved the recommendation) that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission. We have also appointed the Company's independent registered public accounting firm, subject to shareholder ratification, for 2011.

As submitted by the members of the Audit & Risk Committee,

  Clinton R. Churchill, Chairman
  Mary G. F. Bitterman
  Mark A. Burak
  Robert Huret
  Martin A. Stein

COMPENSATION COMMITTEE REPORT

        The Compensation Committee, composed entirely of independent directors in accordance with the applicable laws, regulations, NYSE listing requirements and the Governance Guidelines, sets and administers policies that govern the Company's executive compensation programs, and various incentive and stock programs. As members of the Compensation Committee, we have reviewed and discussed the Compensation Disclosure and Analysis to be included in the Company's 2010 Proxy Statement with management and, based on these discussions, recommended to the Company's Board (and the Board subsequently approved the recommendation) that the Compensation Disclosure and Analysis be included in such Proxy Statement.

As submitted by the members of the Compensation Committee,

  David A. Heenan, Chairman
  Mary G. F. Bitterman
  Barbara J. Tanabe
  Robert W. Wo

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        The primary focus of the Bank of Hawaii executive compensation program is to encourage and reward behavior that promotes sustainable growth in shareholder value. As part of this focus, compensation risks are assessed and managed appropriately in the context of our business strategies.

        The Company's financial performance showed substantial improvement in 2010. Earnings per share growth, Tier 1 capital, and loan loss reserves as a percent of total loans all exceeded budget. Total shareholder return was 4.39% on a one-year basis and 10.15% on a five-year basis. The incentive awards made to the CEO and other named executive officers were established based on the better than expected financial performance.

        In July 2010, Mr. Landon, retired and was succeeded by Mr. Ho as Chairman and CEO, and his compensation was increased commensurate with his promotional responsibilities. The efforts of Mr. Ho and the other named executive officers helped smooth the transition. Most of the other named executive officers took on additional responsibilities and received modest compensation adjustments.

        For 2011, Mr. Ho and the named executive officers voluntarily agreed to five to ten percent reductions in base salary. The reduced base salaries were offset by restricted share grants of equivalent value, which vest over two to five years.

Compensation Philosophy

        Compensation of our named executive officers, including the Chief Executive Officer (the "CEO"), is the responsibility of the Compensation Committee of the Board (the "Committee"). The Committee believes that executive compensation should align with shareholders' interests, link to achievement of the Company's business plan, maintain a balance between risk and reward, reinforce support for the Company's vision and be consistent with market compensation trends after taking into account the unique circumstances facing the Company in light of geographic, demographic and economic conditions in the markets served by the Company. The Committee also believes that compensation should recognize short and long-term performance and may include both cash and equity components. The composition of components may vary from year to year based on individual, market and other factors. There are no specific formulas to determine the mix of pay elements, or the allocation between cash and non-cash compensation or among non-cash forms of pay. As described below, neither total compensation nor any element of cash and non-cash compensation is formally benchmarked against a peer group of companies. In making compensation decisions, the Committee considers individual performance, experience in the position, breadth of duties, and pay parity among positions of comparable responsibility. While the Committee may also review market data, it does not target pay at any specific competitive market percentile.

Compensation Process

        The Committee, consistent with its Charter, determines compensation for the named executive officers. The Committee evaluates the CEO's performance against the overall corporate business plan. With respect to compensation decisions for the other named executive officers, the Committee gives significant weight to the recommendations of the CEO.

        The Committee monitors the Company's financial and non-financial performance throughout the year as well as the Company's risk profile and risk management processes to ensure that the Company's compensation policies do not promote unnecessary and excessive risks that may threaten the value of the Company. Several areas are reviewed by the Committee including, but not limited to, how risk management is built into incentive compensation for the Company's executive management, the specific risk profile for a community bank as it relates to loans and investment securities, the controlled and disciplined approach in the compensation structure of the Company, the implementation of new processes with regard to qualitative versus quantitative measures of management performance, and the refinement of best practices.

        In January, the Committee reviews the Company's annual results and the longer-term performance trend compared to the business plan, and uses this review, together with factors as described on page 29, as the basis for the annual evaluation of the CEO. The CEO does not attend executive sessions of the Committee where his own compensation is being reviewed and determined by the Committee or the Board. The Committee's evaluation is communicated to the CEO by the Lead Independent Director and discussed with the full Board.

        Based on similar factors and individual objectives, including an assessment of effective risk management, the CEO, assisted by the Director of Human Resources (herself not a named executive officer), annually reviews the performance of each of the other named executive officers. The conclusions and recommendations based on those reviews, including any recommendations for salary adjustments, annual awards and equity components, are presented to the Committee.

        The Committee has the discretion to accept, reject or modify the CEO's recommendations, and to determine the amount of equity and other compensation payable to executives based on its assessment of their performance. Rather than relying on formulaic models, the Committee believes that retaining discretion to assess performance of the CEO and other named executive officers gives the Committee members the ability to more accurately reflect individual contributions that cannot be quantified.

The Role of the Compensation Consultant

        The Committee is responsible for retaining its compensation consultant and for determining terms and conditions, including fees. The Committee determines whether the consultant's services are performed objectively and free from the influence of management. The executive compensation consultant reports directly to the Committee and takes instructions solely from the Committee. The Committee Chairman pre-approves all compensation consulting engagements, including the nature, scope and fees of assignments.

        In late 2010, using criteria designed to ensure independence, the Committee performed a broad search for a new compensation consultant. After extensive due diligence, the Committee selected

Veritas Executive Compensation Consultants, LLC ("Veritas"), which performs no other services for the Company, as its executive compensation consultant.

        Prior to hiring Veritas, the Committee had previously engaged Towers Watson to provide executive compensation consulting and ensured that its executive compensation consulting services were objective by mandating that:

  •
  The individuals providing consulting services to the Committee were not personally involved in other services Towers Watson provides to the Company;

  •
  Other services were provided under a separate contractual arrangement and without the knowledge or participation of the executive compensation consultant;

  •
  The individuals providing consulting services to the Committee did not share information about the specific work being performed on behalf of the Committee with other Towers Watson staff providing consulting assistance in other areas, except for information essential to work being performed under the direction of the Committee;

  •
  The individuals providing consulting services to the Committee were not directly compensated for the total revenues that Towers Watson generates from the Company, nor would their compensation have been directly affected had the Company decided to no longer use Towers Watson's services in other areas;

  •
  The executive compensation consultant was not the client relationship manager on services provided to the Company;

        For 2010, Towers Watson provided the Committee with market data and an analysis of competitive compensation for the named executive officers. The Committee used this data as a "market check" to help assess the competitiveness of the Company's pay practices, but neither total compensation nor any element of compensation paid to the named executive officers is benchmarked against this data. The Committee did not target the elements of its compensation program at any specific level or percentiles within a peer group.

        The focus of this engagement was on 2009 performance-based compensation and 2010 compensation decisions. The Committee reviewed the analysis and used it to assess compensation changes for 2010. Towers Watson provided its completed report to the Committee in January 2010.

        Towers Watson analyzed a peer group of ten publicly-held, high-performing, regional full-service community banks that had not participated in the Troubled Asset Relief Program ("TARP"). The peer companies were similar in size to the Company ranging between $5.5 billion and $24.0 billion in assets based on the most recently available quarterly data available at the time of the study, and a market capitalization of $609 million to $3 billion as of November 19, 2009. These financial services organizations were also selected on the basis of their relatively low risk orientation and high levels of performance as measured by return on assets, return on equity, total shareholder return, loan loss reserves, and nonperforming assets. The new peer group was reviewed with the Chairman of the Committee and consisted of:

  •
  BancorpSouth, Inc.

  •
  BOK Financial Corp.

  •
  Commerce Bancshares, Inc.

  •
  Community Bank System, Inc.

  •
  Cullen/Frost Bankers, Inc.

  •
  Hancock Holding Co.

  •
  NBT Bancorp, Inc.

  •
  Prosperity Bancshares, Inc.

  •
  UMB Financial Corp.

  •
  United Bankshares Inc. (WV)

        The proxy analysis of these 10 banks was supplemented with four published financial services surveys (2009 Watson Wyatt Report on Top Management Compensation Survey, 2009 Mercer Executive Compensation Survey, 2009 Towers Perrin Financial Services Executive Database, and 2009/2010 Watson Wyatt Report on Long-Term Incentives, Policies & Practices). The consultant used survey data subsets appropriate to the size of the company unit and responsibility scope of the position. In its study, Towers Watson reported:

  •
  Salary at approximately the 50th percentile,

  •
  Targeted total cash at approximately the 50th percentile,

  •
  Actual total cash paid at approximately the 65th percentile,

  •
  Long-term incentives at approximately the 50th percentile, and

  •
  Target total direct compensation at about the 50th percentile.

        Performance-based compensation plays a significant role in aligning executives' interests with those of the Company's shareholders; therefore incentives constitute a substantial portion of each of the named executive officers' compensation. The following table shows the percentage of targeted total direct compensation provided in the form of incentive compensation for each named executive officer ("NEO"). The Company's pay mix for the NEOs is generally consistent with competitive practices.

Percentage of Target Total Direct Compensation Provided by Each Pay Element

	BOHC NEOs**			Competitive
NEO	Salary	Annual Incentives	Long-Term Incentives*	Salary	Annual Incentives	Long-Term Incentives
Mr. Ho	31%	24%	45%	32%	28%	40%
Mr. Landon	32%	32%	36%	31%	29%	40%
Mr. Lucien	40%	27%	33%	44%	27%	29%
Mr. Rossi	43%	29%	28%	45%	26%	29%
Ms. Sellers	36%	25%	39%	48%	20%	32%

*
Because the Committee does not make long-term incentive grants every year to each NEO, the target value of the longer-term awards granted over the past 3 years have been averaged and included in the table above. The long-term incentive portion includes past stock option, restricted stock and Cash for Equity program grants.

**
Mr. Norris was not an NEO at the time Towers Watson completed the study.

        Having considered the analysis by Towers Watson and the recommendation of the CEO, it was determined that base salary in 2010 for the Chief Financial Officer would be increased effective April 1, 2010 by $35,000 based on his performance in 2009 and his compensation relative to industry peers, and increased effective July 30, 2010 by $50,000 based on additional responsibilities. The base salaries for the General Counsel, Chief Risk Officer, and Controller were increased by $30,000, $30,000, and $10,000, respectively, based on performance in 2009 and additional responsibilities.

        Fees paid to Towers Watson related to the directors and executive compensation engagement for the Committee totaled $10,779 in 2010.

Compensation Elements and Determination of Compensation

        Compensation elements for 2010 included:

  •
  Base salary

  •
  Performance based variable compensation

  •
  Equity based compensation and Cash for Equity

  •
  Retirement and other benefits

  •
  Perquisites

        The performance measurements that were used to evaluate named executive officers (other than the CEO) and taken into account in setting compensation policies and making compensation decisions are set forth below.

        In 2008, the Committee approved the "Cash for Equity Program." The program is intended to be an efficient way to provide equity based compensation. The goals of the program are to facilitate stock accumulation, simplify compensation and foster long-term employment by encouraging participants to use the cash to purchase the Company's common stock. The amount of the Company's Cash for Equity awards is determined independently of the value of a named executive officer's existing equity holdings and independently of the amount of his or her annual incentive award. The program allows for flexibility in the timing of awards and avoids the estimation of the value of grants.

  Base Salary

        Base salary is based on each individual's responsibilities. The CEO may consider the compensation of named executive officers disclosed by other banking companies. The Company generally establishes base salaries in connection with recruiting or retaining qualified executive officers. The Committee reviews salary levels as part of the Company's annual performance review process, as well as upon promotion or other changes in job responsibility. Merit-based increases to salaries for executive officers other than the CEO are determined by the Committee based on the CEO's assessment of individual performance.

        In recommending base salaries the CEO considers the needs of the Company and of the executive officer, comparability within the Company, pay parity among positions of comparable responsibility and individual performance. The Committee also looks at market survey data to verify that salaries are competitive and within market ranges.

  Performance Based Variable Compensation

        The named executive officers participate in the Bank of Hawaii Corporation Executive Incentive Plan (the "Executive Incentive Plan"), pursuant to which the Company awards annual cash awards to executives. The purpose of the Executive Incentive Plan is to optimize the profitability and growth of the Bank of Hawaii through incentives for each annual period. These incentives are consistent with the Company's goals and link the personal interests of participants with those of the Company's shareholders. The Executive Incentive Plan provides participants with an incentive for individual performance and teamwork among participants.

        For awards that are intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) (see "Tax Considerations" below), the Committee establishes, at the beginning of an annual performance period, an incentive pool from which incentive awards are paid to participants. The incentive pool is expressed as a percentage of the Company's net income before taxes for the fiscal year. For performance year 2010, the incentive pool was established as an amount equal to 2% of the Company's net income before taxes for the fiscal year.

        At the beginning of the performance period, each participating executive is allocated a maximum percentage of the incentive pool. For 2010, the Compensation Committee allocated a maximum of 19% to Mr. Landon, 14% to Mr. Ho (which was increased to 19% upon his appointment as CEO) and 9% to each of the other named executive officers. The Committee exercises its discretion, however, to reduce an executive's actual incentive payment to a dollar amount based on a target award opportunity. A target award opportunity, expressed as a percentage of base salary, is established for each named executive officer at the beginning of the year. The target award is generally set for performance that meets financial expectations. Each named executive officer's target opportunity takes into account the executive's position, scope of responsibilities, and individual contribution to the Company. For 2010, the target incentive opportunity for Mr. Ho was 100% of his base salary, (which was increased from 80% upon his appointment as CEO), the target opportunity for Mr. Lucien was 80% of his base salary, the target incentive opportunity for each of Mr. Rossi and Ms. Sellers was 67.5% of base salary, and the target incentive opportunity for Mr. Norris was 47.5% of base salary. The potential range of annual incentive opportunities is as follows:

Mr. Ho	0 - 120%
Mr. Lucien	0 - 100%
Mr. Rossi and Ms. Sellers	0 - 85%
Mr. Norris	0 - 60%

        In evaluating the CEO's performance and determining the amount by which the CEO's incentive pool percentage would be adjusted to arrive at his incentive payment, the Committee employs a scoring system that assigns to the CEO a weighted score based on satisfaction of specified criteria established at the beginning of the year. The score can range from 1 (lowest possible score) to 5 (highest possible score) for each of the specified criteria, and they are then weighted according to the specified percentages. For example, the Committee assigns a score of 5 if the Company's stock performance is in the top quartile or if Total Shareholder Return ("TSR"—dividends and share appreciation for the calendar year) is above 8%; a score of 4 for second quartile stock performance or for TSR above 5%; and a score of 3 for third quartile stock performance or for TSR above 2%. The Company's stock performance is measured through comparison with the banking companies identified in the Mid-Cap Bank Performance Index described below.

        For 2010, the Committee considered the criteria below and assigned the listed weights to such criteria. These measures were selected by the Committee because they represent a balance between financial and qualitative measurements of performance. They are consistent with the strategic direction of the Company and highly correlated to increases in shareholder returns as well as organizational long-term health and efficiency.

	Score	Weight	Product
Measurement Based
Stock performance as defined by the 2010 Mid-Cap Bank Performance(1) or Total Shareholder Return	3.00	20%	0.600
Company financial performance(2)	5.00	30%	1.500
Customer satisfaction as measured by the Company's Customer Satisfaction Survey	4.25	10%	0.425
Employee satisfaction as measured by the Company's Employee Satisfaction Survey	3.25	10%	0.325
Judgment Based
Community and customer relations	5.00	10%	0.500
Development of the management team	4.75	10%	0.475
Other significant achievements or activities accomplished	5.00	10%	0.500

Score			4.325

(1)
The Mid-Cap Bank Performance Index was developed internally and includes the following 39 banks. The Mid-Cap Bank Performance Index was approved by the Compensation Committee in February 2007 and is subject to change on a going forward basis if stock price information is no longer available on any public exchange, as a result of mergers and acquisitions. The Mid-Cap Bank Performance Index consists of: Associated Banc-Corp, Bank of Hawaii Corp, BB&T Corp., Cathay General Bancorp, Central Pacific Financial Corp., City National Corp./Beverly Hills CA, Comerica Inc., Commerce Bancshares, Cullen/Frost Bankers Inc., East West Bancorp Inc., Fifth Third Bancorp, First Bancorp/Puerto Rico, First Horizon National Corp., First Midwest Bancorp Inc./IL, FirstMerit Corp., Fulton Financial Corp., Glacier Bancorp Inc., Huntington Bancshares Inc./OH, Keycorp, M&T Bank Corp., Marshall & Ilsley Corp., Old National Bancorp, PNC Financial Services Group Inc., Popular Inc., Prosperity Bancshares Inc., Sterling Financial Corp./WA, Susquehanna Bancshares Inc., SVB Financial Group, Synovus Financial Corp., TCF Financial Corp., Trustmark Corp., Umpqua Holdings Corp., United Bankshares Inc., Valley National Bancorp, Westamerica Bancorporation, Whitney Holding Corp., Wilmington Trust Corp., Wintrust Financial Corp. and Zions Bancorporation.

(2)
The Committee uses the average of three performance measures to determine the financial performance score: 1) earnings per share, 2) Tier 1 capital, and 3) loan loss reserves. If EPS exceeds the budgeted amount by 4%, 2% to 4%, or up to 2%, the Committee assigns a score of 5, 4, or 3, respectively. If EPS is below budget by 2% to 4%, or by more than 4%, the Committee assigns a score of 2 or 1, respectively. If Tier 1 capital is 12% or more, 11% to 12%, 10% to 11%, 9% to 10%, or less than 9%, the Committee assigns a score of 5, 4, 3, 2, or 1, respectively. If the Company's loan loss reserves as a percent of total loans are above 2%, 1.9% to 2%, 1.8% to 1.9%, 1.7% to 1.8%, or 1.6% to 1.7%, the Committee assigns a score of 5, 4, 3, 2, or 1, respectively.

        As indicated in the table above, the Committee assigned the following scores:

  •
  "3" for the stock performance criteria because the Company's stock performance was in the third quartile as measured by the Mid-Cap Bank Performance Index;

  •
  "5" for the financial performance criteria because Tier 1 capital was more than 12%, loan loss reserves as a percent of outstanding loans was above 2%, and earnings per share was more than 4% above budget;

  •
  With respect to the judgment based criteria, the Committee's evaluation is based on its subjective assessment of the CEO's performance in these areas. As noted above, the Compensation Committee assigned a score of "5" in two of these categories and a score of "4.75" in the "Other" category.

        The final weighted score for the CEO was 4.325.

        In 2010, because risk management was particularly important to the Company, the Committee made two of the three financial performance criteria risk related. The specified criteria are generally not adjusted during the year, except, in the Committee's discretion, in the event of certain unanticipated transactions affecting the Company. The Committee did not make any such adjustments in 2010. Certain adjustments also may be made by the Committee with respect to awards granted to individuals who are promoted or change job responsibilities during the performance period. Although the former CEO, Mr. Landon, retired in July and was replaced by Mr. Ho, the Committee did not make any adjustments to the CEO's evaluation criteria, nor did it make any such adjustments for any of the other named executive officers in 2010.

        The Committee believes that stock performance and financial performance correlate most closely with the objectives of the Company and that the more subjective elements can be assessed through survey data. The Committee determined the final incentive payment based on a subjective determination that took into consideration the results of the scoring system, but was not determined by reference to a specific formula driven off the numerical score. In 2010, the Company's one, three, and five year Total Shareholder Return was 4.39%, 4.39%, and 10.15%, respectively, compared to the Mid-Cap Bank Performance Index returns of 21.54%, -21.84%, and -33.38%, for one, three and five years, respectively. Based on this evaluation, the Committee awarded the CEO an incentive payment of $750,000 (100% of base salary).

        The incentive amounts payable to each of the other named executive officers is determined by a similar process that does not include formal scoring but takes into account individual business unit objectives, as well as the individual's performance, scope of responsibilities and market data. The CEO makes an initial recommendation to the Committee as to the final incentive awards for each of the other named executive officers for the Committee's consideration. The Committee has the discretion to accept, reject, or modify the CEO's recommendations. For 2010 compensation determinations, the Committee accepted and approved the CEO's incentive recommendations for the other named executive officers as follows: Mr. Lucien, $325,000; Mr. Norris, $170,000; Mr. Rossi, $325,000; and Ms. Sellers, $290,000. The incentive awards for Messrs. Rossi and Norris and for Ms. Sellers were slightly above target due to the better than expected financial performance in 2010.

        In addition to the awards under the Executive Incentive Plan, the Committee may pay discretionary cash awards to executives. In paying discretionary awards, the Committee considers recommendations from the CEO, changes in position, and an assessment of individual performance. These cash awards will not qualify as performance-based compensation under Section 162(m).

  Long-Term and Equity-Based Compensation and Cash for Equity

        Long-term incentives are intended to encourage decision-making with the long-term interests of the Company in mind, to retain and reward management and to align the interests of shareholders and executives through the achievement of the Company's strategic business plan. The Company generally uses equity awards, which are an important component of total compensation, to accomplish its long-term incentive objectives. In accordance with the Company's equity compensation plans, the Committee may grant stock options, restricted stock awards or restricted stock units.

        As mentioned previously, in 2008, the Committee approved the Cash for Equity Program, which is intended to augment equity based compensation. The goals of the program are to facilitate stock accumulation, simplify compensation and foster long-term employment by encouraging participants to use the cash to purchase the Company's common stock. The program also assists executives in meeting the Company's Stock Ownership Guidelines. The amounts paid to the named executive officers under this program are listed in the "Bonus" column in the Summary Compensation Table. Grants issued under this program for named executive officers have included long-term retention terms which call for repayment of a pro-rata portion of the grant if the executive leaves prior to the end of the term.

        The amount of the long-term incentive grant awards is subjectively determined, taking into account position and job responsibilities, individual performance, Company performance, future potential contributions to the Company, internal pay parity, and market survey data. In addition, the Committee may review additional factors to determine the size, frequency and type of long-term incentive grants. These factors may include the tax consequences of the grants to the individual and the Company, accounting impact, potential dilutive effects, potential future stock values and the number of shares remaining available for issuance under the Company's equity incentive plans.

        As determined at the discretion of the Committee, the terms and conditions of awards under the 2004 Stock and Incentive Compensation Plan, including the amount, measurement, vesting and payment of such awards, may be conditioned upon certain performance measures. In the case of awards that are intended to comprise qualified performance-based compensation to covered employees under Section 162(m) of the Internal Revenue Code, the performance measures are limited to one or more, separately or in combination, of the following performance measures: (a) earnings per share (actual or targeted growth); (b) net income (including, but not limited to, after capital costs or before or after taxes) or other income measures; (c) return profitability measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity); (d) efficiency ratio (including, but not limited to, operating efficiency) or other efficiency measures; (e) full-time equivalency control; (f) stock price (including, but not limited to, growth measures or total shareholder return); (g) revenues or expenses (including, but not limited to, growth or reduction targets); (h) noninterest income compared to net interest income ratio; (i) margins; (j) asset quality (including, but not limited to, level of non-performing assets or loans); (k) capital adequacy; (l) liquidity; (m) reserves (including, but not limited to, coverage ratios, allowance for loan losses, and reserves for unfunded commitments); (n) regulatory compliance, regulatory ratings or examination results; and (o) satisfaction levels (including, but not limited to, customer or employee satisfaction). The performance measures may apply to the Company as a whole or any subsidiary, affiliate, or business unit of the Company.

        Restricted stock or restricted stock unit awards generally vest based on achievement of one or more performance goals, length of service or both. The discussion under "Grants of Plan-Based Awards" and the footnotes to the "Outstanding Equity Awards at Fiscal Year-End" table disclose the performance criteria that have been used for recent equity awards made to the named executive officers. These criteria include achievement of top quartile total shareholder return based on the Mid-Cap Bank Performance Index, Total Shareholder Return, Earnings Per Share growth, efficiency ratio, NIACC (as more fully defined in the Company's Annual Report on Form 10-K filed with the SEC on February 23, 2011), risk adjusted return on capital (RAROC), return on equity (ROE), direct expense, operating income growth, operating leverage, and credit loss management. Most recently, restricted share grants made in 2010 are contingent on cumulative net income performance goals.

        Additional information regarding stock option and equity awards issued, and the criteria for performance based vesting, is provided in "Grants of Plan-Based Awards" and in the tables "Outstanding Equity Awards at Fiscal Year-End" and "Option Exercises and Stock Vested."

        In 2010, the Committee updated its stock ownership guidelines applicable to the executive officers to include the value of restricted stock. The objective of stock ownership guidelines is to align shareholder and management interests. Under the guidelines, the CEO should own Company stock having a market value equal to at least five times base salary, vice chairmen should own at least two times base salary, and senior executive vice presidents should own at least 1.5 times base salary. Stock ownership includes the value of vested stock options, restricted stock, stock units from qualified plans, and other stock held by the executive. The guidelines provide that the CEO comply with the stock ownership levels within five years of the date that they are hired or promoted to such position within the Company; for all other named executive officers the attainment period is three years. As of December 31, 2010, all of the named executive officers satisfied the stock ownership guidelines.

  Health, Retirement, Perquisites and Other Compensation

        Executive officers are eligible to participate in health and insurance plans, retirement plans, and other benefits generally available to full-time employees. This is consistent with our belief in offering employees basic health and retirement benefits that are competitive in our markets. The retirement programs assist our employees in planning for their retirement income needs. Benefits under our qualified health and retirement plans are not directly tied to specific Company performance. The Committee regularly reviews the value of benefits from the retirement plans.

        Our employees who meet service requirements are eligible to participate in the Company-sponsored Retirement Savings Plan, a tax-qualified defined contribution pension plan.

        We believe that ongoing perquisites should be limited in scope and value. Our most significant perquisites as defined by the SEC, relate to moving and relocation expenses.

Nonqualified Deferred Compensation Plans

        The Committee has adopted the Bank of Hawaii Corporation Executive Deferred Compensation Program (the "Deferred Compensation Program"), a program that offers senior management the ability to defer up to 80% of base salary and/or 100% of incentive amounts under the Executive Incentive Plan in order to allow executives to defer, along with the receipt of such incentive amounts, the income tax liability on such amounts (including any appreciation in value as a result of the deemed investment of such amounts) until payment. This program allows participants to manage their cash flow and estate planning needs.

        The Company also maintains the Bank of Hawaii Retirement Savings Excess Benefit Plan (the "Excess Benefit Plan"), a non-qualified supplemental retirement benefits plan that compensates participants for benefits that would otherwise be payable under the Company's Retirement Savings Plan but for certain Internal Revenue Code limitations. The Committee believes that this plan is important to ensure equitability in retirement funding amounts between those that fall below and above the IRC limitations.

        See the discussion under "Nonqualified Deferred Compensation" for additional information regarding the Deferred Compensation Program and the Excess Benefit Plan. Benefits under the Executive Deferred Compensation Program and the Retirement Savings Excess Benefit Plan are not directly tied to specific Company performance. The value of these programs is viewed independently by the Committee from the other pay elements. Gains from longer-term incentives are not included in the determination of nonqualified deferred compensation benefits. In 2010, Mr. Lucien deferred a portion of his award and Mr. Norris deferred his entire award under the non-equity incentive plan. Mr. Norris also deferred a portion of his base salary in 2010.

Employment Agreements

        The Company does not have employment agreements with its executives. However, the Committee has from time to time entered into retention agreements with certain of its executives as an incentive to the executive to stay with the Company for a specified period of time. In 2010, with the transition in the Company's leadership, Retention Agreements were implemented for Messrs. Lucien and Norris.

        The terms of the Retention Agreements for Messrs. Lucien and Norris include: (i) an annual base salary and benefits through January 31, 2013; (ii) participation in the Executive Incentive Plan for calendar years 2010, 2011, and 2012; (iii) participation in the 2010 Cash for Equity Program; (iv) participation in employee benefit plans to the extent he is eligible to do so by their terms. If Mr. Lucien performs his duties to the Company's satisfaction through January 31, 2013, he will receive a Retention Payment of $425,000 and if Mr. Norris performs his duties to the Company's satisfaction through January through 31, 2013, he will receive a Retention Payment of $230,000. If either Mr. Lucien or Mr. Norris voluntarily terminates his employment, he will receive only salary and vested benefits through the effective date of that termination. If either Mr. Lucien or Mr. Norris is terminated for "cause", he will forfeit all monetary consideration under the Retention Agreement not paid to him as of the termination date.

Change In Control

        The Committee believes that it is an important part of an executive's total compensation package to provide for protections in the event of a change in control of the Company. Change in control benefits play an important role in attracting and retaining valuable executives. The payment of such benefits ensures a smooth transition in management following a change in control by giving an executive the incentive to remain with the Company through the transition period, and, in the event the executive's employment is terminated as part of the transition, by compensating the executive with a degree of financial and personal security during a period in which he is likely to be unemployed.

        The Change in Control Retention Plan (the "Retention Plan"), provides benefits only in the event that a participant's employment is terminated by the Company without cause or by the participant for "good reason" within 24 months following a change in control. The Committee believes that this encourages executives to remain with the Company upon a change in control. The key provisions of the Retention Plan for Vice Chairmen and above are:

  •
  Severance Benefit—a "two times base salary and bonus" payment which is payable in the month following termination of employment.

  •
  Payment for Noncompetition—an additional "one times base salary and bonus" payment that is payable only if the executive complies with the 12-month non-competition restrictions specified under the Retention Plan.

  •
  In addition to non-competition restrictions, the Retention Plan imposes non-disclosure, non-solicitation and non-disparagement restrictions on participants.

        Each of the named executive officers participates in the Retention Plan. Mr. Landon retired in 2010 and was not a participant in the Retention Plan or any other type of agreement in lieu of the Retention Plan.

        In 2009, the Company amended the Retention Plan to limit any payment or benefit under the plan to an amount that would not be subject to Excise Tax even if the benefits would be substantially eliminated as a result of this limit, and to eliminate any tax gross up payments to executives in connection with any payment or benefit under the Plan. The terms of the Company's 2004 Stock and Incentive Plan provide for full acceleration of vesting of restricted stock and restricted stock units upon the occurrence of a change in control of the Company. We believe that it is generally appropriate to fully vest equity and incentive-based awards to employees in a change in control transaction because such a transaction may often cut short or reduce the employee's ability to realize value with respect to such awards. Similarly, the Executive Incentive Plan provides that incentive awards will, upon a change in control of the Company, be prorated as though the applicable performance period ended on the change in control date and will be calculated as an amount equal to two times a participant's incentive allocation for the prorated performance period.

Tax Considerations

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers in excess of $1.0 million, but excludes "performance based compensation" from this limit. To maintain flexibility in compensating executive officers, the Compensation Committee does not require all compensation to be awarded in a tax deductible manner, but it is its intent to do so to the fullest extent possible and consistent with overall corporate goals. Some compensation payable to our executive officers may exceed the Section 162(m) deduction limit. In 2010 no compensation exceeded the deductibility limit.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Peter S. Ho	2010	673,078	—	1,282,450	—	750,000	586	85,474	2,791,588
Chairman of the Board, Chief	2009	625,000	—	—	—	450,000	535	79,685	1,155,220
Executive Officer & President	2008	581,732	1,345,000	—	—	480,000	808	84,702	2,492,242
since July 30, 2010
Allan R. Landon	2010	464,424	1,125,000	—	—	435,000	—	185,764	2,210,188
Chairman of the Board & CEO	2009	750,000	—	—	—	540,000	—	78,723	1,368,723
through July 30, 2010	2008	750,001	—	—	—	600,000	—	89,235	1,439,236
Kent T. Lucien	2010	384,270	200,000	910,010	—	325,000		56,009	1,875,289
Vice Chairman, Chief Financial	2009	340,000	200,000	—	—	216,000	—	18,279	774,279
Officer	2008	245,057	—	488,012	—	160,000	—	873	893,942
Derek J. Norris	2010	224,615	100,000	476,431	—	170,000	—	18,353	989,399
Senior Executive Vice President & Controller
Mark A. Rossi	2010	364,616	200,000	776,185	—	325,000	—	60,225	1,726,026
Vice Chairman, Chief Administrative	2009	360,000	200,000	—	—	216,000	—	54,099	830,099
Officer General Counsel &	2008	357,231	—	268,700	—	240,000	—	54,754	920,685
Corporate Secretary
Mary E. Sellers	2010	331,461	200,000	776,185	—	290,000	3,988	40,959	1,642,593
Vice Chairman, Chief Risk Officer	2009	310,000	200,000	—	—	222,000	3,733	39,666	775,399
	2008	307,231	50,000	403,050	—	250,000	5,511	42,790	1,058,582

(1)
Messrs. Landon, Ho, and Lucien receive no fees or compensation for their services on the Board of Directors. Mr. Lucien joined the Company in April 2008, and therefore his compensation relates to a partial year. Mr. Lucien's compensation in 2008 includes $22,750 in director's fees earned while he was a non-management director of the Company.

(2)
In 2008 the Company approved the Cash for Equity Program to augment equity based compensation. Awards under this program are included in the "Bonus" column of this table. In 2010 Messrs. Lucien and Rossi and Ms. Sellers each received a Cash for Equity award of $200,000, and Mr. Norris received a Cash for Equity award of $100,000. In 2008 Mr. Ho was granted a cash award of $1,250,000 in recognition of his leadership; terms of the award include a lump sum payment with the expectation the Mr. Ho will use a substantial portion of the grant to increase his holdings of the Company's common stock. Also, if Mr. Ho's employment terminates prior to January 1, 2013 except for termination due to death, disability or a change-in-control, the terms of the grant call for repayment of a pro-rata portion of the grant adjusted for taxes paid based on the remaining days in the four year term. Mr. Landon received a cash award of $1,125,000 in 2010 upon his retirement from the Company in recognition of his past achievements.

(3)
As required by the SEC's revised proxy rules finalized in December 2009, amounts in this column represent the fair market value of the award on the date of grant for restricted share grants. See the "Grants of Plan Based Awards" table for information on the grants issued to the named executive officers in 2010. Additional information regarding stock option and equity awards is provided in the tables "Outstanding Equity Awards at Fiscal Year-End" and "Option Exercises and Stock Vested."

(4)
All amounts reported under this column relate to awards paid under the Executive Incentive Plan for fiscal years 2010, 2009 and 2008.

(5)
Mr. Ho and Ms. Sellers are the only named executive officers who are participants under the Employees' Retirement Plan of Bank of Hawaii, which was frozen at the end of 1995.

(6)
This column includes retirement plan and profit sharing and insurance premiums. This column also includes perquisites in 2010 for Messrs. Ho, Landon, Lucien and Rossi, the value of which was $12,935, $101,790, $17,480 and $16,074, respectively. The total value of perquisites provided by or paid for by the Company was less than $10,000 for Mr. Norris and Ms. Sellers during 2010 and the value of any such perquisites is not included in this column for these executive officers.

        The following table provides additional information about the amounts that appear in the "All Other Compensation" amounts in the Summary Compensation Table for 2010, 2009 and 2008, respectively.

		Bank of Hawaii Retirement Savings Plan 401(k) Matching Contribution ($)(1)	Bank of Hawaii Value Sharing Funding ($)(2)	Bank of Hawaii Excess Plan Value Sharing Funding ($)(3)	Bank of Hawaii Retirement Savings Plan Company Fixed Contribution ($)(4)	Bank of Hawaii Excess Plan Company Fixed Contribution ($)(5)	Term Life Insurance ($)(6)	Other Compensation ($)(7)	Total All Other Compensation ($)
Peter S. Ho	2010	9,800	6,101	21,866	7,350	26,342	1,080	12,935	85,474
	2009	9,800	5,402	19,405	7,350	26,400	696	10,632	79,685
	2008	9,200	6,920	23,822	6,900	23,752	646	13,462	84,702
Allan R. Landon	2010	—	3,527	32,317	4,249	38,934	4,947	101,790	185,764
	2009	—	5,402	24,366	7,350	33,150	8,455	—	78,723
	2008	—	6,920	33,699	6,900	33,600	8,116	—	89,235
Kent T. Lucien	2010	9,800	6,101	6,157	7,350	7,418	1,703	17,480	56,009
	2009	5,212	3,602	1,300	4,900	1,769	1,496	—	18,279
	2008	—	—	—	—	—	873	—	873
Derek J. Norris	2010	7,157	4,455	—	5,368	—	1,373	—	18,353
Mark A. Rossi	2010	9,800	6,101	8,357	7,350	10,068	2,475	16,074	60,225
	2009	9,800	5,402	7,828	7,350	10,650	2,384	10,685	54,099
	2008	9,200	6,344	10,214	6,325	10,184	1,582	10,905	54,754
Mary E. Sellers	2010	9,800	6,101	7,681	7,350	9,254	773	—	40,959
	2009	9,800	5,402	6,946	7,350	9,450	718	—	39,666
	2008	9,200	6,920	9,545	6,900	9,517	708	—	42,790

(1)
This column represents the Company match of an individual's salary deferral contributions to the Retirement Savings Plan, a qualified defined contribution pension plan, subject to the Internal Revenue Code prescribed limit (which in 2010 was limited to $245,000 of eligible compensation), and is available to all eligible employees. The Company makes a matching contribution of $1.25 for each dollar of employee contribution up to 2% of eligible compensation, and a $0.50 matching contribution for every dollar of employee contribution above 2% and up to 5% of eligible compensation.

(2)
For 2010, the total profit-sharing funding, or "Value Sharing Funding," equaled 2.49% of eligible compensation. The funding is allocated in the following manner and made available to all eligible employees: 1) a portion of the funding is allocated in cash, 2) to the extent permitted by IRS ($245,000 in 2010) and Plan provisions, a portion is contributed to the Retirement Savings Plan ("Plan"), and 3) if an employee's contribution to the Plan is limited by IRS regulations or Plan provisions, the excess portion is distributed to the Retirement Savings Excess Benefit Plan (column 3). Column 2 represents the sum of the cash portion and the portion contributed to the Plan. For 2010, the cash portion was $1,064 for Messrs. Ho, Lucien, Norris, and Rossi, and Ms. Sellers, and $615 for Mr. Landon who retired in July. The cash portion is based upon a formula using 80% of the Social Security wage maximum and is available to all eligible employees. The Social Security wage maximum was $106,800 in 2010. The value sharing amount contributed to the Plan was $5,037 in 2010 for Messrs. Ho, Lucien, Rossi and Ms. Sellers, and $3,391 for Mr. Norris. Mr. Landon's value sharing amount was $2,912 in 2010.

(3)
If an employee's contribution to the Plan is limited by IRS regulations or Plan provisions, the excess portion is distributed to the Retirement Savings Excess Benefit Plan and is reflected in this column.

(4)
For 2010, the Company Fixed Contribution to the Retirement Savings Plan equaled 3%, of eligible compensation, subject to the same Internal Revenue Code prescribed limits, and is available to all eligible employees.

(5)
For 2010, the Company Fixed Contribution to the Retirement Savings Plan equaled 3%, of eligible compensation. This column represents the Company Fixed Contribution in excess of the Internal Revenue Code prescribed limits that is paid into the Excess Plan, and is available to all eligible employees.

(6)
This column includes the portion of life insurance premiums paid by the Company. The beneficiaries on these insurance policies are named by each executive.

(7)
For 2010, this column includes the value of perquisites for Messrs. Ho, Landon, Lucien and Rossi. For Mr. Landon, this value includes relocation assistance of $100,000 and parking. For Messrs. Ho, Landon, Lucien and Rossi the values include club membership dues, car services, parking, and home security for Mr. Ho.

 NONQUALIFIED DEFERRED COMPENSATION

Executive Deferred Compensation Program

        The Company's Deferred Compensation Program is a nonqualified deferred compensation plan that allows senior management (including the named executive officers) to defer up to 80% of their base salary earned for a specified year through the Executive Base Salary Deferral Plan (the "Salary Deferral Plan"), and to defer up to 100% of incentive payments under the Executive Incentive Plan. In 2010, Messrs. Lucien and Norris deferred amounts under the Executive Deferred Compensation Program.

        A participant is always 100% vested in his or her deferred amounts. Deferred amounts under the Deferred Compensation Program are subject to adjustment for appreciation or depreciation in value based on hypothetical investments in one or more investment funds or vehicles permitted by the Compensation Committee and chosen by the participant. A participant's deferred amounts are generally payable beginning on the earliest to occur of (a) a specified time chosen by the participant, or if none, the date that is six months following a separation from service, (b) the participant's death, (c) the participant's disability or (d) an "unforeseeable emergency" (generally, a severe financial hardship resulting from the illness of the participant or his or her spouse or dependent, or other extraordinary and unforeseeable circumstances arising from events beyond the control of the participant). Distributions in the event of an unforeseeable emergency are subject to restrictions and are limited to an amount that is reasonably necessary to satisfy the emergency need. For distributions upon a separation from service or at a specified time chosen by a participant, the participant may choose to receive deferred amounts as a lump sum cash payment or in annual installments over a period not to exceed five years. The amount of each installment will be calculated using the "declining balance method", under which each installment payment is determined by dividing a participant's aggregate unpaid balance by the remaining years in the payment period. For distributions on all other events, payment will be made as a cash lump sum.

        Bank of Hawaii's obligations with respect to deferred amounts under the Salary Deferral Plan and the Executive Incentive Plan are payable from its general assets, although the Company has established a rabbi trust to assist it in meeting its liabilities under the plans. The assets of the trust are at all times subject to the claims of the Company's general creditors.

Retirement Savings Excess Benefit Plan

        The Excess Benefit Plan is a non-qualified supplemental retirement benefits plan that compensates participants for the amount of benefits that would otherwise be payable under the Company's Retirement Savings Plan but for limitations under Internal Revenue Code Sections 415 and 401(a)(17) as to the amount of annual contributions to, and annual benefits payable under, the Retirement Savings Plan. A participant's accrued benefits under the Excess Benefit Plan are hypothetically invested in one or more funds permitted by the Plan and chosen by the participant, and are adjusted for appreciation or depreciation in value attributable to such hypothetical investments.

        For an individual who first becomes a participant in the Excess Benefit Plan after May 19, 2006, the plan provides that benefits are payable upon a separation from service according to a distribution schedule that is determined by reference to the total amount accrued for the individual under the plan. A participant with:

  •
  $100,000 or less in deferred amounts will receive a lump sum payment six months after separation from service;

  •
  more than $100,000 but no more than $300,000 in deferred amounts will receive distributions in two installments;

  •
  more than $300,000 but no more than $500,000 in deferred amounts will receive distributions in three installments; and

  •
  more than $500,000 in deferred amounts will receive distributions in five installments

        In each case, the first installment will be paid on the first day of the seventh month following separation from service and subsequent installments will be paid in each subsequent January. An individual who first became a participant in the Excess Benefit Plan on or prior to May 19, 2006 will receive benefits upon the participant's separation from service and may have elected to be paid (a) according to the distribution schedule applicable to individuals who become participants after May 19, 2006, (b) in a lump sum on the first day of the seventh month following separation from service, or (c) in annual installments (not to exceed five) commencing on the first day of the seventh month following separation from service or commencing on an anniversary of the participant's separation from service (not later than the fifth anniversary). The amount of each installment will be calculated using the declining balance method. If a participant dies prior to the full distribution of his or her deferred amounts, however, any unpaid amounts remaining will be distributed in a lump sum.

        The Company's obligations under the Excess Benefit Plan are payable from its general assets, although the Company has established a rabbi trust to assist it in meeting its liabilities under the Plan. The assets of the trust are at all times subject to the claims of the Company's general creditors.

        Set forth below is information regarding the amounts deferred by or for the benefit of the named executive officers in 2010.

Name	Executive Contributions In Last Fiscal Year ($)(1)	Registrant Contributions In Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals or Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Peter S. Ho	—	48,208	18,897	—	229,026
Allan R. Landon	—	71,251	65,297	—	521,803
Kent T. Lucien	108,000	13,575	30,450	—	240,453
Derek J. Norris	244,616	—	255,131	—	1,391,589
Mark A. Rossi	—	18,425	5,565	—	44,479
Mary E. Sellers	—	16,935	10,868	—	78,858

(1)
During 2010, Messrs. Lucien and Norris deferred $108,000 and $160,000, respectively under the Executive Incentive Plan. Mr. Norris also deferred $84,616 of his base salary in 2010. The table below shows the Vanguard funds available under the Executive Deferred Compensation Program and their annual rate of return for the calendar year ended December 31, 2010, as reported by the administrator of the Executive Deferred Compensation Program.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
500 Index Fund Inv	14.91%	Target Retirement 2015	12.47%
Emerging Markets Stock Index Inv	17.97%	Target Retirement 2020	13.12%
Explorer Fund Investor	27.43%	Target Retirement 2025	13.84%
Growth Equity Fund	17.21%	Target Retirement 2030	14.43%
High-Yield Corp Fund Inv	12.40%	Target Retirement 2035	15.14%
International Growth Inv	15.66%	Target Retirement 2040	15.17%
Mid-Cap Growth Fund	23.83%	Target Retirement 2045	15.19%
Mid-Cap Index Fund Inv	25.46%	Target Retirement 2050	15.20%
Prime Money Market Fund	0.06%	Target Retirement 2055	Less than 1 yr
Selected Value Fund	19.44%	Target Retirement Income	9.39%
Short-Term Federal Inv	3.24%	Total Bond Market Index Inv	6.42%
Small-Cap Index Fund Inv	27.72%	Wellington Fund Inv	10.94%
Target Retirement 2005	9.71%	Windsor Fund Investor	14.82%
Target Retirement 2010	11.43%

(2)
These amounts represent Excess Plan Company contributions for fiscal year 2010 which were paid in 2011 and accordingly are not included in the Aggregate Balance at Last Fiscal Year-End. See columns 3 and 5 of the "All Other Compensation Table" located in footnote 6 of the "Summary Compensation Table" for additional details.

(3)
A portion of each amount listed in this column has been reported in the Summary Compensation Table for prior fiscal years. The amounts previously reported are as follows: Mr. Ho, $174,923; Mr. Landon, $419,527; Mr. Lucien, $3,069; Mr. Norris, $0; Mr. Rossi, $18,478; and Ms. Sellers, $35,458.

GRANTS OF PLAN-BASED AWARDS

								All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter S. Ho(1)	4/23/10	—	—	—	—	10,000	—	—	—	—	535,300
	7/30/2010					15,000					747,150
Allan R. Landon	—	—	—	—	—	—	—	—	—	—	—
Kent T. Lucien(2)	4/23/10	—	—	—	—	17,000	—	—	—	—	910,010
Derek J. Norris(2)(3)	4/23/10	—	—	—	—	6,900	—	—	—	—	369,357
	6/25/10	—	—	—	—	2,200	—	—	—	—	107,074
Mark A. Rossi(2)	4/23/10	—	—	—	—	14,500	—	—	—	—	776,185
Mary E. Sellers(2)	4/23/10	—	—	—	—	14,500	—	—	—	—	776,185

(1)
On April 23, 2010 Mr. Ho was awarded 10,000 restricted shares which vest 100% on January 31, 2011 provided Mr. Ho remains employed by the Company and subject to the achievement by the Company of net income in excess of regular quarterly dividends. On July 30, 2010 Mr. Ho received 15,000 restricted shares in conjunction with his promotion to CEO that vest 100% in January 2012 provided the Company has achieved net income in excess of regular quarterly dividends.

(2)
On April 23, 2010 Messrs. Lucien, Norris, Rossi and Ms. Sellers were awarded 17,000, 6,900, 14,500 and 14,500 restricted shares, respectively, which vest one-third each year on the last day of January beginning January 2011 provided the Company has achieved net income in excess of regular quarterly dividends for each fiscal period.

(3)
On June 25, 2010 Mr. Norris was awarded 2,200 restricted shares which vest one-third each year on the last day of January beginning January 2011 provided the Company has achieved net income in excess of regular quarterly dividends for each fiscal period.

        See the "Outstanding Equity Awards at Fiscal Year-End" and "Option Exercises and Stock Vested" tables for grants reported in prior years, some of which may have restricted stock awards subject to performance vesting in which the performance criteria for vesting was or will be established subsequent to the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Peter S. Ho(3)	2,916	—	—	27.01	3/22/12	—	—	—	—
	54,919	—	—	50.72	12/16/15	—	—	2,812	132,755
	—	—	—	—	—	—	—	6,000	283,260
	—	—	—	—	—	—	—	10,000	472,100
	—	—	—	—	—	—	—	15,000	708,150
Allan R. Landon(4)	—	—	—	—	—	—	—	—	—
Kent T. Lucien(5)	2,191	—	—	54.31	4/28/16	—	—	—	—
	—	—	—	—	—	—	—	4,687	221,273
	—	—	—	—	—	—	—	17,000	802,570
Derek J. Norris(6)	4,776	—	—	50.72	12/16/15	—	—	—	—
	—	—	—	—	—	660	31,159	—	—
	—	—	—	—	—			6,900	325,749
	—	—	—	—	—			2,200	103,862
Mark A. Rossi(7)	—	—	—	—	—	1,400	66,094	—	—
	—	—	—	—	—	—	—	2,295	108,347
	—	—	—	—	—	—	—	14,500	684,545
Mary E. Sellers(8)	900	—	—	18.80	3/22/11	—	—	—	—
	4,000	—	—	27.01	3/22/12	—	—	—	—
	9,500	—	—	32.89	4/28/13	—	—	—	—
	21,490	—	—	50.72	12/16/15	—	—	—	—
	—	—	—	—	—	2,641	124,682	—	—
	—	—	—	—	—	—	—	3,442	162,497
	—	—	—	—	—	—	—	14,500	684,545

(1)
All employee options were vested on December 21, 2005, when the Company elected to accelerate the vesting due to a change in accounting rules that went into effect on January 1, 2006. Mr. Lucien's options were granted under the Director Stock Plan in 2006; these options vested one-third each year on the anniversary date and as of December 31, 2010 all of these options are vested.

(2)
The amounts in these columns are based on the closing stock price of Bank of Hawaii's common stock on December 31, 2010 of $47.21.

(3)
In December 2005, Mr. Ho was awarded 26,500 restricted shares. Of these shares, 15,250 were service-based and vest according to the following schedule: 2,000 shares vested on December 16, 2006, 3,875 shares vested on December 17, 2007, 5,625 shares vested on December 16, 2008, and 3,750 shares vested on December 16, 2009. 11,250 were performance-based vesting and vest over four years based on two performance criteria: (1) if the Company's TSR either exceeds 10% or falls within the top quartile of the bank index approved by the Compensation Committee, 100% of the shares available for vesting that year will vest; or (2) if the Company's EPS for the fiscal year increases by 8% or more over the Company's EPS for the same period in the prior fiscal year, 80% of the shares available for vesting that year will vest. Of these 11,250 shares, 683 vested in 2007; 2,897 vested in 2008; 4,688 vested in 2010 as the TSR objective was met, and 170 were forfeited. In the first quarter of 2011, 2,250 of the remaining 2,812 shares will vest as the EPS objective was met and 562 shares will be forfeited. In August 2007, Mr. Ho received 30,000 restricted shares, which vest each March through 2012 with respect to 6,000 shares per year providing Mr. Ho remains employed by the Company and subject to the achievement by the Company of positive net income for the relevant period. The terms of Mr. Ho's grant also provide that, on any date that a tranche of restricted shares is scheduled to vest, if the Company has achieved positive net income and at least one of the following two performance objectives for the fiscal period: (1) the Company's TSR either exceeds 10% or falls within the top quartile of the Mid-Cap Bank Performance Index, or (2) the Company's EPS for any fiscal period increases by 8% or more over the Company's EPS for the same period in the prior fiscal year, the number of shares that will vest will be 9,000 shares per year. On March 3, 2008, Mr. Ho became vested in 9,000 shares as the Company met the TSR objective for 2007 and on March 1, 2010, another 9,000 shares vested as the Company met the TSR objective for 2009. On March 7, 2011 the remaining 6,000 shares will vest. On April 23, 2010 Mr. Ho was awarded 10,000 restricted shares all of which will vest on

  January 31, 2011 since the Company met the performance criteria which required the achievement of net income in excess of regular quarterly dividends. On July 30, 2010 Mr. Ho received 15,000 shares in conjunction with his promotion to CEO. These shares will vest in January 2012 provided the Company has achieved net income in excess of regular quarterly dividends.

(4)
In August 2007, Mr. Landon received 49,320 restricted shares, which vest each January through 2010 (with final vesting on October 29, 2010) with respect to 45 shares per day providing Mr. Landon remains employed by the Company and subject to the achievement by the Company of positive net income for the relevant period. The terms of Mr. Landon's grant also provides that, on any date that a tranche of restricted shares is scheduled to vest, if the Company has achieved positive net income and at least one of the following two performance objectives for the fiscal period: (1) the Company's TSR either exceeds 10% or falls within the top quartile of the Mid-Cap Bank Performance Index, or (2) the Company's EPS for any fiscal period increases by 8% or more over the Company's EPS for the same period in the prior fiscal year, the number of shares that will vest will be 67.5 shares per day. On January 31, 2008, Mr. Landon became vested in 8,303 shares, on January 30, 2009, 16,407 shares vested, and on January 29, 2010, the remaining 24,547 shares vested as the Company met the TSR objective. During 2010 Mr. Landon exercised his remaining stock options.

(5)
On April 28, 2006, prior to his appointment as Vice Chairman and CFO of the Company, Mr. Lucien was awarded 2,191 stock options under the Director Stock Plan. One-third of these options vested each year on the anniversary of the grant date. Also, as a non-management director Mr. Lucien received a grant of 483 serviced-based restricted shares on April 28, 2006 and 982 service-based restricted shares on April 27, 2007 under the Director Stock Plan. These shares became fully vested on the third anniversary after grant date since he remained on the Board of the Company. In July 2008, after his appointment as Vice Chairman and CFO of the Company, Mr. Lucien received a grant of 7,500 restricted shares which vest according to the following schedule providing Mr. Lucien remains an employee and the Company achieves positive net income for the immediately preceding fiscal period: a) on January 30, 2010 with respect to 1,875 of the shares (providing the Company achieves positive net income for the period from April 1, 2009 through December 31, 2009), b) on the last business day of January in each of 2011 and 2012 with respect to 2,500 of the restricted shares, and c) on April 30, 2012 with respect to 625 of the restricted shares. In each period, an additional 50% of the shares will vest provided that the Company has met at least one of the following two performance objectives for the fiscal period: (1) the Company's TSR either exceeds 10% or falls within the top quartile of the Mid-Cap Bank Performance Index, or (2) the Company's EPS for any fiscal period increases by 8% or more over the Company's EPS for the same period in the prior fiscal year. On February 1, 2010, 2,813 of these shares vested as the Company met the TSR objective and on January 31, 2011 another 3,750 shares will vest as the Company met the EPS objective. On April 23, 2010 Mr. Lucien was awarded 17,000 restricted shares which vest one-third each year on the last day of January beginning January 2011 provided the Company has achieved net income in excess of regular quarterly dividends for each fiscal period. On January 31, 2011, 5,666 shares will vest as the Company met the net income in excess of regular quarterly dividends objective.

(6)
In December 2005, Mr. Norris was awarded 1,000 restricted shares. Of these shares, 500 were service-based and vest according to the following schedule: 250 shares vested on December 17, 2007 and 250 shares vested on December 16, 2008. The remaining 500 shares were performance-based vesting and vest over four years based on two performance criteria: (1) if the Company's TSR either exceeds 10% or falls within the top quartile of the bank index approved by the Compensation Committee, 100% of the shares available for vesting that year will vest; or (2) if the Company's EPS for the fiscal year increases by 8% or more over the Company's EPS for the same period in the prior fiscal year, 80% of the shares available for vesting that year will vest. Of these 500 shares, 91 of these shares vested on February 28, 2007; 136 shares vested on February 29, 2008; 250 vested on March 1, 2010 as the TSR objective was met, and 23 shares were forfeited. In February 2007 Mr. Norris was awarded 1,890 restricted shares. Under the terms of this grant, Mr. Norris is eligible to become vested in up to 473 shares (25% of his total grant) in any one calendar year. Mr. Norris becomes vested as to 284 shares on the last day of February in each of 2008, 2009, 2010, 2011, 2012 and 2013 and up to an additional 186 shares on October 31, 2013, provided that on each vesting date he remains an employee of the Company. Mr. Norris will become vested in the following additional shares on each such vesting date (other than (October 31, 2013) provided that the Company meets at least one of the following two performance objectives with respect to the calendar year ending immediately before such vesting date: (1) 189 shares if the Company's TSR either exceeds 10% or the Company's performance falls within the top quartile of the bank index approved by the Compensation Committee, or (2) 94 shares if the Company's EPS increases by 8% or more over the EPS for the prior calendar year. Under this grant Mr. Norris became vested in 473 shares in 2008, 284 shares in 2009, and on March 1, 2010 another 473 shares vested as the Company met the TSR objective. On February 28, 2011 another 378 shares will vest under this grant as the Company met the EPS objective. Mr. Norris was awarded 6,900 restricted shares on April 23, 2010 and 2,200 restricted shares on June 25, 2010. Under the terms of both awards, the shares vest one-third each year on the last day of January beginning January 2011 provided the Company has achieved net income in excess of regular quarterly dividends for each fiscal period. On January 31, 2011, 2,300 shares will vest from the April 23, 2010 award and 734 shares will vest from the June 25, 2010 award as the Company met the net income in excess of regular quarterly dividends objective.

(7)
In February 2007 Mr. Rossi was awarded 4,000 restricted shares. Under the terms of this grant, Mr. Rossi is eligible to become vested in up to 1,000 shares (25% of his total grant) in any one calendar year. Mr. Rossi becomes vested as to 600 shares on the last day of February in each of 2008, 2009, 2010, 2011, 2012 and 2013 and up to an additional 400 shares on October 31, 2013, provided that on each vesting date he remains an employee of the Company. Mr. Rossi will become vested in the following additional shares on each such vesting date (other than (October 31, 2013) provided that the Company meets at least one of the following two performance objectives with respect to the calendar year ending immediately before such vesting date: (1) 400 shares if the Company's TSR either exceeds 10% or the Company's performance falls within the top quartile of the bank index approved by the Compensation Committee, or (2) 200 shares if the Company's EPS increases by 8% or more over the EPS for the prior calendar year. Under this grant Mr. Rossi became vested in 1,000 shares in 2008, 600 shares in 2009, and on March 1, 2010 another 1,000 shares vested as the Company met the TSR objective. On February 28, 2011 another 800 shares will vest under this grant as the Company met the EPS objective. In April 2008 Mr. Rossi received a grant of 5,000 restricted shares which vest according to the following schedule providing Mr. Rossi remains an employee and the Company achieves positive net income for the immediately preceding fiscal period: 1) on January 30, 2009 with respect to 830 of the shares (providing the Company achieves positive net income for the period from April 1, 2008 through December 2008), b) on the last business day of January in each of 2010, 2011, and 2012 with respect to 1,250 of the restricted shares, and c) on April 30, 2012 with respect to 420 of the restricted shares. In each period, an additional 50% of the shares will vest provided that the Company has met at least one of the following two performance objectives for the fiscal period: (1) the Company's TSR either exceeds 10% or falls within the top quartile of the Mid-Cap Bank Performance Index, or (2) the Company's EPS for any fiscal period increases by 8% or more over the Company's EPS for the same period in the prior fiscal year. On January 30, 2009, Mr. Rossi became vested in 830 shares under this grant and on January 29, 2010 another 1,875 shares vested as the Company met the TSR objective. On January 31, 2011 another 1,875 shares will vest under this grant as the Company met the EPS objective. On April 23, 2010 Mr. Rossi was awarded 14,500 restricted shares which vest one-third each year on the last day of January beginning January 2011 provided the Company has achieved net income in excess of regular quarterly dividends for each fiscal period. On January 31, 2011, 4,834 shares will vest under this award as the Company met the net income in excess of regular quarterly dividends objective.

(8)
In December 2005, Ms. Sellers was awarded 4,500 restricted shares. Of these shares, 3,000 were service-based and vest according to the following schedule: 750 shares vested on December 16, 2006, 1,500 shares vested on December 17, 2007, and 750 shares vested on December 16, 2008. The remaining 1,500 shares were performance-based vesting and vest over four years based on two performance criteria: (1) if the Company's TSR either exceeds 10% or falls within the top quartile of the bank index approved by the Compensation Committee, 100% of the shares available for vesting that year will vest; or (2) if the Company's EPS for the fiscal year increases by 8% or more over the Company's EPS for the same period in the prior fiscal year, 80% of the shares available for vesting that year will vest. Of these 1,500 shares, 273 of these shares vested on February 28, 2007; 409 shares vested on February 29, 2008; 750 vested on March 1, 2010 as the TSR objective was met, and 68 shares were forfeited. Ms. Sellers received a grant of 7,550 restricted shares on February 14, 2007. Under the terms of this grant, Ms. Sellers is eligible to become vested in up to 1,888 shares (25% of her total grant) in any one calendar year. Ms. Sellers becomes vested as to 1,133 shares on the last day of February in each of 2008, 2009, 2010, 2011, 2012, 2013, and up to 755 shares on October 31, 2013, provided that on each vesting date she remains an employee of the Company. Ms. Sellers will become vested in the following additional shares on each such vesting date (other than October 31, 2013) provided that the Company meets at least one of the following two performance objectives with respect to the calendar year ending immediately before such vesting date: (1) 755 shares if the Company's TSR either exceeds 10% or the Company's performance falls within the top quartile of the bank index approved by the Compensation Committee, or (2) 377 shares if the Company's EPS increases by 8% or more over the EPS for the prior calendar year. Under this grant, Ms. Sellers became vested in 1,888 shares in 2008, 1,133 shares in 2009, and on March 1, 2010 another 1,888 shares vested as the Company met the TSR objective. On February 28, 2011 another 1,510 shares will vest under this grant as the Company met the EPS objective. In April 2008 Ms. Sellers received a grant of 7,500 restricted shares which vest according to the following schedule providing Ms. Sellers remains an employee and the Company achieves positive net income for the immediately preceding fiscal period: 1) on January 30, 2009 with respect to 1,245 of the shares (providing the Company achieves positive net income for the period from April 1, 2008 through December 2008), b) on the last business day of January in each of 2010, 2011, and 2012 with respect to 1,875 of the restricted shares, and c) on April 30, 2012 with respect to 630 of the restricted shares. In each period, an additional 50% of the shares will vest provided that the Company has met at least one of the following two performance objectives for the fiscal period: (1) the Company's TSR either exceeds 10% or falls within the top quartile of the Mid-Cap Bank Performance Index, or (2) the Company's EPS for any fiscal period increases by 8% or more over the Company's EPS for the same period in the prior fiscal year. On January 30, 2009, Ms. Sellers became vested in 1,245 shares under this grant and on January 29, 2010 another 2,813 shares vested as the Company met the TSR objective. On January 31, 2011 another 2,813 shares will vest under this grant as the Company met the EPS objective. On April 23, 2010 Ms. Sellers was awarded 14,500 restricted shares which vest one-third each year on the last day of January beginning January 2011 provided the Company has achieved net income in excess of regular quarterly dividends for each fiscal period. On January 31, 2011, 4,834 shares will vest under this award as the Company met the net income in excess of regular quarterly dividends objective.

        The following table includes values realized for stock options exercised, the vesting of restricted stock, and the payouts on performance-based restricted stock units. For further information on the vesting criteria for these restricted stock awards see the table "Outstanding Equity Awards At Fiscal Year-End."

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Peter S. Ho(1)	0	0	13,688	579,413
Allan R. Landon(2)	242,238	6,579,849	24,547	1,116,398
Kent T. Lucien(3)	0	0	3,795	179,325
Derek J. Norris(4)	0	0	723	30,605
Mark A. Rossi(5)	0	0	2,875	127,605
Mary E. Sellers(6)	0	0	5,451	239,602

(1)
Shares acquired during 2010 were comprised of 4,688 performance-based shares from the December 2005 grant and 9,000 performance-based shares from the August 2007 grant, all of which vested on March 1, 2010 when the fair market value of the Company's stock was $42.33.

(2)
Shares acquired during 2010 were comprised of 24,547 performance-based shares from the August 2007 grant which vested on January 29, 2010 when the fair market value of the Company's stock was $45.48. Shares acquired during 2010 also include the following stock option exercises:

Grant Date	Number of Shares	Grant Price	Exercise Date	Fair Market Value
March 22, 2001	100,000	$18.80	April 30, 2010	$52.88
March 22, 2001	10,638	$18.80	August 10, 2010	$50.57
March 22, 2002	42,101	$27.01	July 28, 2010	$49.92
March 22, 2002	19,499	$27.01	July 29, 2010	$49.88
February 20, 2003	21,411	$29.92	July 29, 2010	$49.88
February 20, 2003	18,685	$29.92	July 30, 2010	$49.81
February 20, 2003	29,904	$29.92	August 2, 2010	$50.80
(3)
Shares acquired during 2010 were comprised of 2,813 performance-based shares from the July 2008 grant which vested on February 1, 2010 when the fair market value of the Company's stock was $45.69. Shares acquired during 2010 also include 982 director shares from the April 2007 director grant which vested on April 27, 2010 when the fair market value of the Company's stock was $51.73.

(4)
Shares acquired during 2010 were comprised of 250 performance-based shares from the December 16, 2005 grant and 473 service-based shares from the February 2007 grant, all of which vested on March 1, 2010 when the fair market value of the Company's stock was $42.33.

(5)
Shares acquired during 2010 were comprised of 1,000 serviced-based shares from the February 2007 grant which vested on March 1, 2010 when the fair market value of the Company's stock was $42.33. Shares acquired during 2010 also include 1,875 performance-based shares from the April 2008 grant which vested on January 29, 2010 when the fair market value of the Company's stock was $45.48.

(6)
Shares acquired during 2010 were comprised of 750 performance-based shares from the December 16, 2005 grant and 1,888 service-based shares from the February 2007 grant, all of which vested on March 1, 2010 when the fair market value of the Company's stock was $42.33. Shares acquired during 2010 also include 2,813 performance-based shares from the April 2008 grant which vested on January 29, 2010 when the fair market value of the Company's stock was $45.48.

PENSION BENEFITS

        The Employees' Retirement Plan of Bank of Hawaii (the "Retirement Plan") provides retirement benefits for eligible employees based on the employee's years of service and average annual salary during the 60 consecutive months resulting in the highest average (excluding overtime, incentive plan payouts, and discretionary cash awards). The Retirement Plan was frozen as of December 31, 1995, except that for the five-year period commencing January 1, 1996, benefits for certain eligible participants were increased in proportion to the increase in the participant's average annual salary. As of December 31, 2000, the benefits under the Retirement Plan were completely frozen and not subject to increase for any additional years of service or increase in average annual salary. Peter S. Ho and Mary E. Sellers are the only named executive officers who are participants in the Retirement Plan. A summary of their benefits are listed below:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Peter S. Ho	Employees' Retirement Plan of Bank of Hawaii	2	5,044	0
Mary E. Sellers	Employees' Retirement Plan of Bank of Hawaii	7	40,225	0

CHANGE IN CONTROL, TERMINATION AND OTHER ARRANGEMENTS

        Bank of Hawaii's Change in Control Retention Plan (the "Retention Plan") provides a participant with benefits in the event that the participant's employment is terminated by the Company without cause or by the participant for "good reason" within 24 months following a change in control of the Company. All of the current named executive officers are participants in the Retention Plan. Two levels of benefits are payable to participants in the Retention Plan, with executives holding the position of Vice Chairman or above being eligible for the higher tier of benefits. Messrs. Ho, Lucien and Rossi, and Ms. Sellers are eligible for the higher tier of benefits (described in the table below). In consideration of the benefits payable under the Retention Plan, participants are, for 12 months following termination of employment, subject to non-disclosure, non-competition (generally with respect to any other financial institution doing business in Hawaii), non-solicitation of business and employees, and non-disparagement restrictions.

        In 2009, the Company amended the Retention Plan to limit any payment or benefit under the plan to an amount that would not be subject to Excise Tax even if the benefits would be substantially eliminated as a result of this limit, and to eliminate any tax gross up payments to executives in connection with any payment or benefit under the Plan.

        Under the Retention Plan, a "change in control" will be deemed to have occurred if:

  •
  any person or group becomes the beneficial owner of 25% or more of the combined voting power of the Company's securities that are entitled to vote for the election of directors;

  •
  a reorganization, merger or consolidation of the Company or the sale of substantially all of its assets occurs (excluding a transaction in which beneficial owners of the Company immediately prior to the transaction continue to own more than 60% of the total outstanding stock of the resulting entity and of the combined voting power of the entity's securities that are entitled to vote for the election of directors); or

  •
  individuals who constituted the Board of Directors as of April 30, 2004 cease to constitute a majority of the Board, including as a result of actual or threatened election contests or through consents by or on behalf of a party of other than the Board (but disregarding directors whose nomination or election was approved by at least a majority of the directors as of April 30, 2004 or other directors approved by them).

        A participant is deemed to have "good reason" if one or more of the following occur after a change in control without the participant's written consent:

  •
  a material reduction in the participant's base salary, authority, duties or responsibilities, or in the budget over which the participant has authority;

  •
  a material reduction in the authority, duties or responsibilities of the participant's supervisor;

  •
  the participant is required to relocate to a different Hawaiian Island for employment or to a place more than 50 miles from the participant's base of employment immediately prior to the change in control; or

  •
  any other action or inaction that constitutes a material breach by the Company of the Retention Plan or the participant's employment agreement.

        The terms of the Company's 2004 Stock and Incentive Plan provide for full acceleration of vesting of restricted stock and restricted stock units upon the occurrence of a change in control of the Company. Similarly, the Executive Incentive Plan provides that incentive awards will, upon a change in control of the Company, be prorated as though the applicable performance period ended on the change in control date, and will be calculated as an amount equal to two times a participant's incentive allocation for the prorated performance period.

        The table below sets forth the benefits that would have been payable to each of the named executive officers had a qualifying termination occurred under the terms of the Retention Plan or plans with change in control provisions on December 31, 2010.

	Base Salary and Bonus Payment(1)(9)	Executive Incentive Plan Payment(2)(9)	Health Benefits(3)	Outplacement(4)	Relocation Payment(5)	Acceleration of Restricted Stock(6)(9)	Non- competition Payment(7)	Total
Peter S. Ho	$3,000,000	$1,500,000	$41,520	$21,319	$150,000	$400,876	$1,500,000	$6,613,715
Allan R. Landon(8)	—	—		—	—	—	—	—
Kent T. Lucien	$1,264,249	$680,000	$33,288	$21,319	$150,000	—	$765,000	$2,913,856
Derek J. Norris	$339,250	$218,500	$18,131	$15,990	—	$299,689	$284,625	$1,176,185
Mark A. Rossi	$1,306,500	$526,500	$27,594	$21,319	$150,000	$489,674	$653,250	$3,174,837
Mary E. Sellers	$1,139,000	$459,000	$40,043	$21,319	$150,000	$506,576	$569,500	$2,885,438

(1)
Under the Retention Plan, participants who hold the position of Vice Chairman or above would be entitled to the sum of (a) two times the participant's highest annual base salary in the three fiscal years preceding termination of employment (the "Highest Base Salary"), and (b) two times the product of the participant's annual bonus target percentage under the Executive Incentive Plan in the year of termination and the participant's Highest Base Salary. Participants who hold the position of Senior Executive Vice President would be entitled to the sum of (a) one times the participant's highest annual base salary in the two fiscal years preceding termination of employment (the "SEVP Highest Base Salary"), and (b) one times the product of the participant's annual bonus target percentage under the Executive Incentive Plan in the year of termination and the participant's SEVP Highest Base Salary. Amounts would be payable in a lump sum in the month following termination unless the participant is a "key employee" as defined in Treasury Regulation Section 416(i)(1)(A)(i), (ii) or (iii) in which case amounts would be payable in a lump sum on the first day of the seventh month following termination.

(2)
The Executive Incentive Plan provides that upon a change in control of the Company, a participant who would otherwise be entitled to a final award for a performance period ending after the date of the change in control will be entitled to an amount equal to two times the participant's annual bonus target percentage under the plan (calculated based on the participant's annualized salary), pro-rated to the number of months elapsed in the applicable performance period. The final award would be paid within ten days after the end of the shortened performance period.

(3)
In lieu of Company-paid health benefits, Retention Plan participants who hold the position of Vice Chairman or above would be entitled to an amount equal to three times the cost of annual COBRA premiums for the medical, dental and vision plan coverage that was provided to the participant immediately prior to termination (or coverage provided to employees generally if the participant was not covered by the Company's health plans prior to termination). Participants who hold the position of Senior Executive Vice President would be entitled to an amount equal to two times the cost of annual COBRA premiums for the medical, dental and vision plan coverage that was provided to the participant immediately prior to termination (or coverage provided to employees generally if the participant was not covered by the Company's health plans prior to termination). Amounts would be payable in a lump sum as described in (1) above.

(4)
Under the Retention Plan, participants who hold the position of Vice Chairman or above would be entitled to reimbursement for outplacement expenses not to exceed $20,000 (adjusted for inflation after 2007). Participants who hold the position of Senior Executive Vice President would be entitled to reimbursement for outplacement expenses not to exceed $15,000 (adjusted for inflation after 2007).

(5)
For participants who hold the position of Vice Chairman or above, the Retention Plan provides for reimbursement of reasonable moving expenses incurred by the participant within 24 months following a qualifying termination (to the extent not reimbursed by another employer). The maximum reimbursement for real estate transaction expenses shall not exceed $100,000 and the maximum reimbursement for all other reasonable moving expenses shall not exceed $50,000. Under the Retention Plan no relocation benefits are provided for participants who hold the position of Senior Executive Vice President.

(6)
Under the 2004 Stock and Incentive Compensation Plan, a change in control would accelerate the lapsing of restrictions applicable to any restricted stock granted under such plan.

(7)
Under the Retention Plan, a participant who holds the position of Vice Chairman or above is eligible to receive an amount equal to the sum of (a) one times the participant's Highest Base Salary, and (b) the product of the participant's annual bonus target percentage under the Executive Incentive Plan in the year of termination and the participant's Highest Base Salary, provided that the participant refrains from competing against the Company (generally with respect to any other financial institution doing business in Hawaii) and also complies with the non-solicitation, non-disclosures and non-disparagement provisions of the plan for twelve months following the date of termination. The payment described in this section would be paid in a lump sum in the thirteenth month following termination. For participants who hold the position of Senior Executive Vice President, the non-compete conditions and payment terms are the same, except the payment would be based on the SEVP Highest Base Salary.

(8)
Mr. Landon retired from the Company in July 2010.

(9)
In 2009 the Company amended the Retention Plan to limit any payment or benefit under the plan to an amount that would not be subject to Excise Tax even if the benefits would be substantially eliminated as a result of this limit. Under the terms of the Retention Plan, if it is determined that any payment or benefit would be subject to Excise Tax, then the benefit payments will be reduced first from equity compensation and then from salary and bonus to the extent that the value of the reduced benefit payments will not be subject to any Excise Tax.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has ethics and business conduct policies and procedures to monitor and approve related person transactions, including procedures related to any loans the Company makes to executive officers and directors. The Company also conducts ethics training for its officers and directors. In accordance with applicable NYSE listing standards, each related party transaction is reviewed and evaluated by an appropriate group, generally the Audit & Risk Committee, to determine whether a particular relationship serves the best interest of the Company and its shareholders and whether the relationship should be continued. The Company also has adopted a Code of Business Conduct and Ethics ("Code") for all directors, officers and employees to address, among other topics, possible conflicts of interest, corporate opportunities, compliance responsibilities, and reporting and accountability. The Code stresses personal accountability. Directors, officers, or employees who become aware of conflicts of interest or are concerned that a conflict might develop are required to disclose the matter promptly.

        In accordance with the applicable NYSE listing standards and the Code, any material transactions or relationships involving a director or executive officer that could reasonably be expected to give rise to a conflict of interest must be approved or ratified by the Audit & Risk Committee and a list of those approvals and ratifications must be submitted semi-annually to the Board of Directors. The Audit & Risk Committee acts on approvals or ratifications based on the facts and circumstances of each case. In addition to self-reporting, information about potential conflicts of interest is obtained as part of the annual questionnaire process. In response to the annual Directors' and Officers' Questionnaire, each director and executive officer submits to the Corporate Secretary a description of any current or proposed related person transactions. These descriptions are presented to the Audit & Risk Committee for review and approval or ratification.

        The Company and its subsidiaries are also subject to extensive federal regulations regarding certain transactions, including banking regulations relating to the extension of credit by subsidiary banks to insiders, such as executive officers, directors and entities in which these individuals have specified control positions.

        During 2010, the Company and its banking and investment subsidiaries engaged in transactions in the ordinary course of business with one or more of the Company's directors and executive officers, members of their immediate families, corporations and organizations of which one or more of them was a beneficial owner of 10% or more of a class of equity securities, certain of their associates and affiliates, and certain trusts and estates of which one or more of them was a trustee or beneficiary. All loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

        Mr. Donald Takaki is Chairman and Chief Executive Officer of HawkTree International, Inc. ("HawkTree") and its subsidiaries, Pacific Courier, Inc. ("PCI") and Island Movers, Inc. ("Island Movers"). PCI provides courier and ATM servicing/currency transportation services to the Bank through two separate contracts, and Island Movers provides moving/relocation services to Bank. In 2010, Island Movers provided moving/relocation services for approximately $103,042. The PCI courier contract cost approximately $1,299,619 in 2010. The ATM servicing and currency transportation services contract cost approximately $2,416,479 in 2010.

        The above-mentioned transactions were made in the ordinary course of business and made on terms and conditions comparable to contracts with other customers not related to the Company. The Audit & Risk Committee ratified and approved the contracts with PCI, Island Movers and HawkTree.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The rules of the SEC require Bank of Hawaii to disclose late filings of reports of ownership (and changes in stock ownership) of Bank of Hawaii common stock by its directors and certain officers. To our knowledge, based on review of the copies of such reports received by Bank of Hawaii and the written representations of its directors and officers, the Company believes that all of its directors and officers complied timely with those filing requirements for 2010 with the exception of Ms. Bitterman, Mr. Wo, and Mr. Wayne Hamano, each of whom filed one late report for one transaction.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") enacted in 2010 enables shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders and will continue to consider the outcome of the vote when making future compensation decision for its executive officers.

        As described in the Compensation Discussion and Analysis, the primary focus of the Bank of Hawaii executive compensation program is to encourage and reward behavior that promotes sustainable growth in shareholder value. Our executive compensation programs reflect best practices and are designed to balance risk and reward in relation to the Company's overall business strategy and further align management's interests with shareholders' interests. The Company's commitment to a performance culture is reflected in its strong financial performance in recent years despite challenging economic conditions. Accordingly, the Board of Directors recommends that shareholders approve the executive compensation programs by approving the following advisory resolution:

        RESOLVED, that the shareholders of Bank of Hawaii Corporation approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Company's 2010 proxy statement pursuant to the compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION

        The Dodd-Frank Act also enables shareholders to approve, on an advisory (nonbinding) basis, the frequency of the advisory vote on the compensation of our named executive officers, as described in Proposal 2 on page 48 of this proxy statement (frequently referred to as a "say-on-pay" vote). Accordingly, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years, or whether they wish to abstain from casting a vote.

        After considering the benefits and consequences of each option for the frequency of advisory say-on-pay votes, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate approach for the Company. In formulating this recommendation, the Board considered that an annual advisory vote would allow our shareholder to provide their direct input on our executive compensation most frequently. As an advisory vote, this proposal is also nonbinding on the Company; however, the Compensation Committee values the opinions expressed by shareholders and will certainly give consideration to the frequency option that receives the highest number of shareholder votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY YEAR AS THE FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 4: AMENDMENT OF BANK OF HAWAII CORPORATION 2004 STOCK AND
INCENTIVE COMPENSATION PLAN TO INCREASE AVAILABLE SHARES

        The Board of Directors has approved and recommended for submission to the shareholders for approval, an amendment to the Bank of Hawaii Corporation Stock and Incentive Compensation Plan of 2004 (the "Stock Plan"): (i) to increase the total number of shares that may be granted under the Stock Plan by 2,500,000 to 4,200,000 shares, and (ii) to add a provision to the Stock Plan providing that the following shares will not be available for future awards under the Stock Plan: (1) shares tendered in payment of the exercise price of an option, or in payment of the exercise price of a stock appreciation right ("SAR") settled in shares; (2) shares withheld by the Company to satisfy a tax withholding obligation; (3) shares for awards that are settled in cash in lieu of shares, or that are exchanged with the Committee's permission for awards not involving shares; and (4) shares not issued or delivered as a result of the net settlement of an outstanding SAR or option.. The amendment is incorporated into the Stock Plan, as Amended and Restated Effective January 1, 2011 and included as Appendix A. The proposed additional shares would also increase the limit on the number of shares which may be issued pursuant to incentive stock options ("ISOs") and non-qualified stock options (NQSOs") in each case by 2,500,000 to 4,200,000. The increase in the limits for shares available for ISOs and NQSOs is included in the 2,500,000 shares and is not an additional request for shares. The original number of shares of Common Stock reserved and available for awards under the Stock Plan was 700,000; and the limit on the number of shares which may be issued as ISOs and NQSOs was, in each case, 700,000. In 2006 shareholders approved an amendment to increase the number of shares to be issued under the Stock Plan and to the limits for ISOs and NQSOs by 1,000,000 shares. As of December 31, 2010 there were 907,715 shares available for grant or award under the Stock Plan.

        The purpose of the Stock Plan is to promote the success and enhance the value of the Company by linking the interests of participants to those of the Company's shareholders and by providing participants with incentive for outstanding performance. The Stock Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of its operations largely is dependent. The Board of Directors believes that the additional shares are consistent with the Stock Plan's purpose, and is desirable in order to service the needs of the Plan.

        Subject to the discretion of the Compensation Committee, the Stock Plan provides for the award of ISOs, NQSOs, SARs, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and stock-based awards. In addition, dividend equivalents may be paid in respect of any such awards. The average "burn rate" since the Stock Plan's inception has been 0.57% of common shares outstanding, and the average burn rate for the three years ended December 31 2010 was 0.18% of outstanding shares.

        Description of the Stock Plan.    The following is a brief summary of the principal provisions of the Stock Plan, as amended. The proposed amendment will affect only the following existing provisions of the Stock Plan: the total number of shares that may be granted, the number of shares which may be issued pursuant to ISOs and NQSOs, and removal of certain provisions in the Stock Plan that permitted shares delivered in payment of the exercise price or withholding tax associated with an award and in certain other situations to become available again for issuance under the Stock Plan. Reference should be made to the full text of the Stock Plan for a complete description of its terms and conditions and the summary below, which is general in nature, is qualified entirely by the provisions of the Stock

Plan. For shareholders' convenience, the Stock Plan has been restated to incorporate amendments made to the Stock Plan in 2006, 2007, and 2009, and also to incorporate the amendment increasing the number of shares that may be granted under the Stock Plan. The restated Stock Plan is included as Appendix A.

        Duration of the Stock Plan.    Unless terminated sooner by the Compensation Committee or Board, the Stock Plan shall terminate on April 30, 2014. After the Stock Plan is terminated, no future awards may be granted but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Stock Plan's terms and conditions.

        Authorized Shares.    Upon approval by the shareholders of the proposed amendment, the maximum number of shares of Common Stock reserved and available for awards under the Stock Plan will be 4,200,000. If any award under the Stock Plan terminates, expires, or is forfeited, the shares subject to such award will again be available for grant under the Stock Plan. The following shares will not be available for future awards under the Stock Plan: (1) shares tendered in payment of the exercise price of an option, or in payment of the exercise price of a SAR settled in shares; (2) shares withheld by the Company to satisfy a tax withholding obligation; (3) shares for awards that are settled in cash in lieu of shares, or that are exchanged with the Committee's permission for awards not involving shares; and (4) shares not issued or delivered as a result of the net settlement of an outstanding SAR or option. The number of shares reserved and available for awards is subject to equitable adjustment at the discretion of the Compensation Committee in connection with any transaction or event that affects the Company's Common Stock (including, but not limited to, a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, split up, spin-off, combination of shares, exchange of shares, or other like change in capital structure) which may be required in order to prevent dilution or enlargement of rights. Further, the plan is the successor to the Pacific Century Financial Corporation Stock Option Plan of 1994 (the "Predecessor Plan"), and any shares of Common Stock as to which awards under the Predecessor Plan lapse, terminate, expire or be cancelled will also be deemed to be available for issuance or reissuance under the Stock Plan.

        Administration.    The Stock Plan is administered by the Compensation Committee. The Compensation Committee maintains the discretionary authority to interpret the terms and conditions of the Stock Plan, determine the employees and independent contractors, to whom awards may be granted, determine the terms and conditions of any award, including the performance goals, if any, applicable to an award, and adopt rules, regulations, and guidelines relating to the administration of the Stock Plan. Except with respect to awards to certain officers, the Compensation Committee may by resolution authorize one or more officers of the Company to designate the participants to whom awards are granted and to determine the size (subject to the aggregate number as the Compensation Committee may authorize) and terms and conditions of the awards. All decisions made by the Compensation Committee pursuant to the provisions of the Stock Plan are final and binding on persons, including the Company and participants.

        Eligibility.    The Compensation Committee may grant awards under the Stock Plan to any employee, including officers and other key employees, or independent contractors of the Company or any of its subsidiaries or affiliates. A director of the Company or any of its subsidiaries or affiliates, who is not otherwise employed by such an organization, is not eligible to participate in awards under the Stock Plan.

        Limits on Awards.    Annual grant limitations under the Stock Plan apply to awards that are intended to qualify for exemption from Section 162(m) of the Code. Section 162(m) precludes a publicly held corporation from claiming a deduction for compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly compensated executive officers. Compensation is exempt from this limitation if it satisfies requirements for "qualified performance-based compensation." In order to comply with the exemption from Section 162(m), awards that are intended to qualify as performance based compensation to covered employees are subject to the following annual limits: (a) the maximum aggregate number of shares for options granted in any one calendar year to any one covered employee is 2,500,000 shares; (b) the maximum aggregate number of shares for SARs granted in any one calendar year to any one covered employee is 2,500,000 shares; (c) the maximum aggregate number of shares for restricted stock and restricted stock units granted in any one calendar year to any one covered employee is 500,000 shares; (d) the maximum aggregate number of shares for performance shares and performance units granted in any one calendar year to any one covered employee is 500,000 shares; (e) the maximum aggregate value for cash-based awards paid in any one calendar year to any one covered employee is $10,000,000; and (f) the maximum aggregate number of shares for any other stock-based awards granted in any one calendar year to any one covered employee is 500,000 shares. In each case, the foregoing annual individual limit is increased by the amount the preceding fiscal year's applicable individual limit was not used. These annual limits, the above description of the individuals eligible to participate in the Stock Plan, and the below description of performance measures upon which awards may be conditioned are material terms of the Stock Plan required to be disclosed and approved by shareholders for purposes of meeting the requirements for performance-based compensation under Section 162(m) of the Code. The foregoing individual limits which are denominated in shares are subject to equitable adjustment at the discretion of the Compensation Committee in the same manner as the total number of shares reserved for issuance as discussed above under the heading "Authorized Shares."

        Stock Options.    Options granted under the Stock Plan may be either an option intended to be an ISO within the meaning of Section 422 of the Code or an NQSO. Upon exercise of an option, the participant is entitled to purchase option shares at a specified exercise price. The Compensation Committee at its discretion determines the number of option shares, duration of the option (but no later than the tenth anniversary of the date of grant), exercise price (which shall not be less than the fair market value of the shares on the date of grant), vesting, rights to dividend equivalents, and other terms and conditions not inconsistent with the Stock Plan. The Stock Plan, as amended, provides that (i) 4,200,000 shares of Common Stock may be issued under awards in the form of ISOs, and (ii) 4,200,000 shares of Common Stock may be issued under awards in the form of NQSOs. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant's options are exercisable in the manner determined by the Compensation Committee and provided under the award agreement. However, for purposes of complying with tax qualification requirements, ISOs may be granted only to employees of the Company (or of any parent corporation or subsidiary corporation, as defined in Section 424 of the Code, in respect of the Company), may not be granted following the tenth anniversary of the Effective Date, must have a term of ten years or less, and shall be subject to an exercise price no less than fair market value of Common Stock as of the date of grant. Further, following a participant's termination of employment (other than due to death or disability) ISOs are generally exercisable only within three months after such termination, and the aggregate fair market value (determined at the time of grant) of Common Stock, with respect to which ISOs are exercisable for the first time by a participant during any calendar year, may not exceed $100,000. Upon exercise of an option, the exercise price is payable in cash, by tendering shares having a fair market value equal to the exercise price, or by any other method as determined by the Compensation Committee and provided under the award agreement. The Compensation Committee may also permit certain forms of "cashless exercise" of an option, including an arrangement under which the participant instructs a registered securities broker to sell a sufficient number of shares to cover the costs and expenses associated with the exercise of the option. As soon a practicable following payment of the exercise price, the option shares are delivered to the participant and, as may be determined by the Compensation Committee and provided under the award agreement, the option shares acquired may comprise restricted stock as described below.

        SARs.    SARs are granted either by themselves ("freestanding") or in connection with options ("tandem SARs"). Upon exercise of an SAR, the participant is entitled to receive an amount based upon the appreciation in the Common Stock over the grant price. The Compensation Committee, at its discretion, determines the number of SARs, duration of the SARs (but generally not later than the tenth anniversary of the date of grant), grant price (which shall not be less than the fair market value of the shares on the date of grant), vesting, form of payment (in cash or equivalent value in shares), rights to dividend equivalents, and other terms and conditions not inconsistent with the Stock Plan. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant's SARs are exercisable in the manner determined by the Compensation Committee and provided under the award agreement. However, the grant price of tandem SARs is equal to the exercise price of the related option, and tandem SARs granted in connection with ISOs are subject generally to the terms and conditions relating to the underlying ISOs. The Compensation Committee may, at its discretion, substitute SARs for outstanding options granted to a participant, provided that the substituted SARs are at least equivalent to the terms and economic benefit of the options.

        Restricted Stock and Restricted Stock Units.    Restricted stock is a stock grant to participants that generally remain nontransferable and subject to forfeiture until the satisfaction of specified conditions. Restricted stock units are similar to restricted stock except that restricted stock units represent defined units of value and not shares of Common Stock. The Compensation Committee, at its discretion, determines the number of restricted stock or restricted stock units, term of the restriction period, applicable restrictions (e.g., vesting conditioned on service or attainment of performance goals, and holding requirements or sale restrictions upon vesting), any applicable purchase price, voting rights during the restriction period (although voting rights do not apply to restricted stock units), rights to dividends (or dividend equivalents in the case of restricted stock units) during the restriction period, form of payment, custody of restricted stock certificates during the restriction period, and other terms and conditions not inconsistent with the Stock Plan. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant is entitled to the restricted stock or restricted stock units in manner determined by the Compensation Committee and provided under the award agreement. Upon satisfaction or lapse of applicable conditions, restricted stock generally becomes freely transferable and nonforfeitable in favor of the participant, and restricted stock units become payable in cash, shares, or a combination of cash and shares as may be determined by the Compensation Committee and provided under the award agreement.

        Performance Shares and Performance Units.    A performance share is a hypothetical share unit with an initial value equal to the fair market value of a share of Common Stock as of the date of grant, and a performance unit is a unit of value with an initial value as of the date of grant as may be established by the Compensation Committee and provided under the award agreement. The Compensation Committee, at its discretion, determines the number of performance shares or performance units granted to a participant, term of the performance period, applicable performance goals, any applicable purchase price, rights to dividend equivalents during the performance period, form of payment, and other terms and conditions not inconsistent with the Stock Plan. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant is entitled to the performance share or performance units in the manner determined by the Compensation Committee and provided under the award agreement. Upon satisfaction of the performance goals, the performance shares and the performance units become payable in cash, shares, or a combination of cash and shares as may be determined by the Compensation Committee and provided under the award agreement.

        Cash-Based Awards and Stock-Based Awards.    The Compensation Committee maintains the flexibility to provide for cash-based awards and stock-based awards in the amount and manner that it may determine at its discretion. Such awards may be valued and conditioned upon performance periods and goals, and may be payable in cash, shares, or a combination of cash and shares as may be determined by the Compensation Committee. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant shall be entitled to payment of cash-based awards and stock-based awards in the manner determined by the Compensation Committee and provided under the award agreement. Cash-based awards and stock-based awards may serve as the basis for formulating short-term or long-term performance-based bonus arrangements.

        Performance Goals.    As determined at the discretion of the Compensation Committee, the terms and conditions of awards under the Stock Plan (e.g., relating to amount, measurement, vesting, and payment) may be conditioned upon the attainment of certain performance goals. In the case of awards that are intended to comprise qualified performance-based compensation to covered employees under Section 162(m) of the Code, the performance goals are limited to being based on one or more, separately or in combination, of the following: (a) earnings per share (actual or targeted growth); (b) net income (including but not limited to, after capital costs or before or after taxes) or other income measures; (c) return or profitability measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity); (d) efficiency ratio (including, but not limited to, operating efficiency) or other efficiency measures; (e) full-time equivalency control; (f) stock price (including, but not limited to, growth measures or total shareholder return); (g) revenues or expenses (including, but not limited to, growth or reduction targets); (h) noninterest income compared to net interest income ratio; (i) margins; (j) asset quality (including, but not limited to, level of non-performing assets or loans); (k) capital adequacy; (l) liquidity; (m) reserves (including, but not limited to, coverage ratios, allowance for loan losses, and reserves for unfunded commitments); (n) regulatory compliance, regulatory ratings or examination results; and (o) satisfaction levels (including, but not limited to, customer or employee satisfaction). The performance goals may apply to the Company as a whole or any subsidiary, affiliate, or business unit of the Company, or as compared to the performance of a group of comparable companies, or published or special index that the Compensation Committee deems appropriate, or as compared to various stock market indices. In an award, the Compensation Committee may include or exclude any of the following events that occurs during a performance period: (a) asset-write downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions regarding financial reporting, (d) reorganizations or restructurings, (e) certain extraordinary or nonrecurring items, (f) acquisitions or divestitures, or (g) foreign exchange gains or losses. Any performance based awards may not be adjusted upwards, but may be adjusted downwards.

        Change in Control.    In the event of a "change in control" of the Company within the meaning of the Stock Plan, unless prohibited by law or otherwise determined by the Compensation Committee and provided under the award agreement: (a) options and SARs are immediately vested and, if the participant is terminated without "cause" (within the meaning of the Stock Plan) from employment or service within one year of the change in control, such options and SARs are exercisable within one year of such termination (or, if lesser, the remaining term of the options and SARs); (b) restricted stock and restricted stock units are immediately vested; and (c) performance shares and performance units, and other awards conditioned upon performance goals or restrictions, become payable based on the assumed achievement or satisfaction of applicable performance goals or restrictions and based on a proration in accordance with completion of the applicable performance periods.

        Nontransferability.    Except as may be provided under an award agreement, any award granted is not transferable other than will or by the laws of descent and distribution and, further, the rights to the award apply to and may be exercised by, during the participant's lifetime, only by the participant.

        Amendment and Termination.    The Compensation Committee or the Board may amend or terminate the Stock Plan in whole or in part at any time. However, no amendment can be made without shareholder approval as may be required by law, regulation, or stock exchange rule. Further, options may not be repriced, replaced, or regranted through cancellation without prior shareholder approval. An amendment may not adversely affect in a material way any outstanding award without the written consent of the participant. Unless terminated sooner by action of the Compensation Committee or Bank, the Stock Plan will terminate ten years following the Effective Date.

        Tax Withholding.    The Company shall have the power and right to deduct, withhold, or require the participant to remit to the Company, an amount necessary to satisfy all applicable tax withholding requirements in connection with an award. The Company may require, or a participant may elect if permitted by the Compensation Committee, to satisfy, in whole or in part, any tax withholding obligation by withholding shares of Common Stock from shares otherwise issuable to the participant.

        Summary of Certain Federal Income Tax Considerations.    The following discussion briefly summarizes certain United States federal income tax aspects of awards granted pursuant to the Plan. State, local and foreign tax consequences may differ.

        ISOs.    A participant will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below. The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting there from will be capital gain, and any loss recognized will be a capital loss.

        NQSOs, SARs, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Stock-Based Awards and Dividend Equivalents.    A participant generally is not required to recognize income on the grant of a nonqualified stock option, a stock appreciation right, restricted stock units, performance shares, a performance unit, a cash-based award, a stock based award, or dividend equivalents. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of restricted stock units, performance shares, performance units, cash-based awards, stock-based awards and dividend equivalents, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, minus the amount, if any, paid for the award, and (c) in the case of restricted stock units, performance shares, performance units, cash-based awards, stock-based awards and dividend equivalents, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts, minus the amount, if any, paid for the award.

        Restricted Stock.    Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e. become transferable or no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

        Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares granted or awarded under the Stock Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a "disqualifying disposition"), a participant generally will be required to recognize ordinary income upon such disposition.

        Deductibility by Company.    The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, stock-based awards and dividend equivalents, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

        Performance-Based Compensation.    Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Stock Plan has been designed to allow the grant of awards that qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation."

        Parachute Payments.    Where payments to a person that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Compensation Committee may make awards under the Stock Plan as to which the vesting of such awards is accelerated by a change of control. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain participants.

        Code Section 409A.    The Stock Plan was amended in 2007 to comply with Code Section 409A. The Stock Plan is primarily intended and designed to exclude any award from coverage under the deferred compensation requirements of Code Section 409A. Specifically, under the general provisions of the Stock Plan, the grants of options, SARs, or restricted stock are not subject to any deferral features that would define such equity awards as deferred compensation for purposes of Code Section 409A. Furthermore, grants of restricted stock units, performance shares, performance units, cash-based and stock-based awards are intended to meet the requirements of the "short-term deferral" exception from Code Section 409A coverage. To the extent that the Compensation Committee desires to make any award that would constitute deferred compensation for purposes of Code Section 409A coverage, the Compensation Committee shall adopt rules and procedures to structure the award to comply with the requirements of Code Section 409A.

        New Plan Benefits.    The Compensation Committee has full discretion to determine the number and amount of awards to be granted to participants, subject to the annual limitations described on page 7. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group, and all other employees under the Stock Plan are not presently determinable.

Equity Compensation Plan Information

        The following table contains information with respect to all of the Company's compensation plans (including individual compensation arrangements) under which securities are authorized for issuance as of December 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights A	Weighted-average exercise price of outstanding options, warrants and rights B	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(A)) C
Equity compensation plans approved by security holders	913,618	$36.18	1,051,716

THE BOARD RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL.

PROPOSAL 5: RATIFICATION OF SELECTION OF AN
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit & Risk Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2011. The Board recommends that the shareholders ratify this selection. Ernst & Young LLP has been the Company's independent registered public accounting firm since its incorporation in 1971. We expect representatives of Ernst & Young LLP to attend the annual meeting. Ernst & Young LLP has indicated that they will have no statement to make but will be available to respond to questions. If this Proposal does not pass, the selection of the independent registered public accounting firm will be reconsidered by the Audit & Risk Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL

        The following table summarizes Ernst & Young LLP audit fees for 2010 and 2009.

Service	2010	2009
Audit Fees	$1,280,400	$1,333,735
Audit Related Fees	$250,000	$184,000
Tax Fees	$142,944	$29,708
Total	$1,673,344	$1,547,443

Audit Fees

        The Audit Fees for 2010 and 2009 represent fees for professional services rendered for the audit of the Company's annual consolidated financial statements, statutory audits of subsidiaries, reports on internal controls and the reviews of the Company's financial statements included in the quarterly reports on Form 10-Q and out-of-pocket expenses.

Audit Related Fees

        The Audit Related Fees for 2010 and 2009 include fees for benefit plan audits and other attestation reports.

Tax Fees

        The Tax Fees for 2010 and 2009 relate primarily to expatriate tax services and other tax advisory services.

 OTHER BUSINESS

        The Board knows of no other business for consideration at the annual meeting. Your signed proxy or proper telephone or Internet vote gives authority to the proxies to vote at their discretion on other matters properly presented at the annual meeting, or adjournment or postponement of the meeting.

        A copy of the Company's Annual Report on Form 10-K, including the related financial statements and schedules filed with the SEC, is available without charge to any shareholder who requests a copy in writing. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813.

Appendix A

2004 Stock and Incentive Compensation Plan

Bank of Hawaii Corporation
Effective April 30, 2004
Amended and Restated Effective January 1, 2011

Bank of Hawaii Corporation
2004 Stock and Incentive Compensation Plan

Article 1. Establishment, Purpose, and Duration

        1.1    History of the Plan.    Bank of Hawaii Corporation, a Delaware corporation (hereinafter referred to as the "Company"), established this incentive compensation plan, known as the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan (hereinafter referred to as the "Plan"), effective April 30, 2004.

        The Plan was previously amended in 2006, 2007, and 2009. The Company desires to increase the number of shares of the Company's common stock reserved and available for issuance under the Plan and to make certain conforming changes to the Plan document to reflect its prior amendment in 2006, 2007 and 2009. Accordingly, the Company has amended and restated the Plan in its entirety, effective January 1, 2011, provided that the increase in the number of shares of the Company's common stock reserved and available for issuance under the Plan will become effective on the date of shareholder approval.

        The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.

        The Plan became effective on April 30, 2004 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        1.2    Purpose of the Plan.    The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance.

        The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

        1.3    Duration of the Plan.    Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no future Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) the adoption of the Plan by the Board, and (b) the Effective Date.

        1.4    Successor Plan.    This Plan shall serve as the successor to the Pacific Century Financial Corporation Stock Option Plan of 1994 (the "Predecessor Plan"), and no further grants can be made under the Predecessor Plan on or after January 1, 2004. All outstanding Awards under the Predecessor Plan immediately prior to the Effective Date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as Awards under this Plan. However, each such Award shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated Awards. Any Shares of common stock reserved for issuance under the Predecessor Plan in excess of the number of Shares as to which Awards have been awarded as of January 1, 2004 thereunder shall be deemed available for grant under Section 4.1 of the Plan. Any Shares as to which Awards granted or issued under the Predecessor Plan that may lapse, expire, terminate, or be cancelled also shall be deemed available for issuance or reissuance under Section 4.1 of the Plan.

Article 2. Definitions

        Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

  2.1
  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

  2.2
  "Award" means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards.

  2.3
  "Award Agreement" means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

  2.4
  "Beneficial Owner or Beneficial Ownership" shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.5
  "Board" or "Board of Directors" means the Board of Directors of the Company.

  2.6
  "Cash-Based Award" means an Award granted to a Participant as described in Article 10 herein.

  2.7
  "Cause" means (i) willful misconduct on the part of a Participant that is detrimental to the Company, its Affiliates, and/or its Subsidiaries; or (ii) the conviction of a Participant for the commission of a felony or crime involving turpitude. "Cause" under either (i) or (ii) shall be determined in good faith by the Committee.

  2.8
  "Change in Control" shall occur for purposes of the Plan or the Predecessor Plan if any of the following events occur:

  (a)
  The acquisition by any individual, entity, or group (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company) of Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities with respect to the election of Directors of the Company;

  (b)
  The consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company; excluding, however, a corporate transaction pursuant to which all or substantially all of the individuals or entities who are the Beneficial Owners of the Company immediately prior to the corporate transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or

  (c)
  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a Director of the Company subsequent to the Effective Date, whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board.

    As of the Effective Date, the Change in Control definition described in this Section 2.8 shall constitute an amendment to Section 2.1(f) of the Predecessor Plan and shall replace the definition thereunder.

  2.9
  "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

  2.10
  "Committee" means the Human Resources and Compensation Committee of the Board of Directors. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

  2.11
  "Company" means Bank of Hawaii Corporation, a Delaware corporation, and any successor thereto as provided in Article 18 herein.

  2.12
  "Covered Employee" means a Participant who is a "covered employee," as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

  2.13
  "Director" means any individual who is a member of the Board of Directors of the Company.

  2.14
  "Employee" means any employee of the Company, its Affiliates, and/or its Subsidiaries. Directors who are not otherwise employed by the Company, its Affiliates, and/or its Subsidiaries shall not be considered Employees under this Plan.

    Individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are considered to be Employees and may be granted Awards on the terms and conditions set forth in the Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan

  2.15
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.16
  "Fair Market Value" or "FMV" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition of FMV shall be specified in the Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award's FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

    Notwithstanding the previous portion of this Section 2.16, for purposes of setting a Grant Price or an Option Price, FMV shall mean a price that is based on: (a) the price of the last sale before or the first sale after the grant; (b) the closing price of a Share on the NYSE on the trading day before or the trading day of the grant; (c) the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant; (d) or any other reasonable basis using actual transactions in Shares as reported by the NYSE and consistently applied. FMV may also be determined based on the average selling price of a Share on the NYSE during a specified period that is within 30 days before or 30 days after the grant, provided that the commitment to make the grant based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for all similar grants. If a different definition of FMV is utilized for any reason other than determining Grant Price or Option Price (e.g., buyback price or settlement price), the different definition must not have the effect of causing the Grant Price or Option Price to be less than the FMV on the date the SAR or Option is granted, or causing the compensation payable under the SAR to be greater than the difference between the FMV on the date of grant and the FMV on the date of exercise.

  2.17
  "Fiscal Year" means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

  2.18
  "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

  2.19
  "Full Value Award" means an Award other than in the form of an ISO, NQSO, or SAR and which is settled by the issuance of Shares.

  2.20
  "Grant Price" means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.

  2.21
  "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

  2.22
  "Independent Contractor" means an individual providing services to the Company, its Affiliates, and/or its Subsidiaries, other than a Director who is not also an Employee of the Company, its Affiliates, and/or its Subsidiaries. Such Independent Contractor shall be eligible to participate in the Plan as selected by the Committee in accordance with Article 5. Notwithstanding any other provision in the Plan to the contrary, the following shall apply in the case of an Independent Contractor who is allowed to participate in the Plan: (a) with respect to any reference in this Plan to the working relationship between such Independent Contractor and the Company, its Affiliates, and/or its Subsidiaries, the term "service" shall apply as may be appropriate in lieu of the term "employment" or "employ"; (b) no such Independent Contractor shall be eligible for a grant of an ISO; and (c) the exercise period and vesting of an Award following such Independent Contractor's termination from service shall be specified and governed under the terms and conditions of the Award as may be determined by the Committee and set forth in the Independent Contractor's Award Agreement related to such Award.

  2.23
  "Insider" shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

  2.24
  "Nonqualified Stock Option" or "NQSO" means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

  2.25
  "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

  2.26
  "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

  2.27
  "Participant" means an Employee or Independent Contractor who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

  2.28
  "Performance-Based Compensation" means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

  2.29
  "Performance Measures" means measures as described in Article 11 on which the performance goals are based and which are approved by the Company's shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

  2.30
  "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

  2.31
  "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

  2.32
  "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

  2.33
  "Period of Restriction" means the period when Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, at its discretion.

  2.34
  "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.35
  "Restricted Stock" means an Award of Shares granted to a Participant pursuant to Article 8 herein.

  2.36
  "Restricted Stock Unit" means an Award granted to a Participant pursuant to Article 8 herein.

  2.37
  "Shares" or "Stock" means the Shares of common stock of the Company.

  2.38
  "Stock Appreciation Right" or "SAR" means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

  2.39
  "Stock-Based Award" means an Award granted pursuant to the terms of Section 10.2 herein.

  2.40
  "Subsidiary" means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

  2.41
  "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

Article 3. Administration

        3.1    General.    The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

        3.2    Authority of the Committee.    The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 16, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

        3.3    Delegation.    The Committee may delegate to one or more of its members or to one or more officers of the Company, its Affiliates and/or its Subsidiaries, or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate officers, Employees, or Independent Contractors of the Company, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Awards such officer or officers may grant.

Article 4. Shares Subject to the Plan and Maximum Awards

        4.1    Number of Shares Available for Awards.

    (a)
    Initial Authorization: Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan (the "Share Authorization") as of the Effective Date shall be seven hundred thousand (700,000) Shares. The maximum number of Shares that may be issued pursuant to Awards in the form of ISOs shall be seven hundred thousand (700,000) Shares and the maximum number of Shares that may be issued in the form of NQSOs shall be seven hundred thousand (700,000) Shares. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares shall be available again for grant under the Plan. Notwithstanding anything to the contrary contained herein: (1) Shares tendered in payment of the exercise price of an Option, or in payment of the exercise price of a SAR settled in Shares, shall not be added to the Share Authorization; (2) Shares withheld by the Company to satisfy a tax withholding obligation shall not be added to the Share Authorization; (3) Shares for Awards that are settled in cash in lieu of Shares, or that are exchanged with the Committee's permission for Awards not involving Shares, shall not be added to the Share Authorization; and (4) Shares not issued or delivered as a result of the net settlement of an outstanding SAR or Option shall not be added back to the Share Authorization. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

    (b)
    2006 Increase: The Share Authorization set forth in 4.1(a) is increased by one million (1,000,000) Shares, effective April 28, 2006. Accordingly, as of such effective date, and subject to adjustments under Section 4.1 and 4.2, the aggregate Share Authorization under the Plan shall be one million seven hundred thousand (1,700,000) Shares. Furthermore, the maximum number of Shares that may be issued pursuant to Awards in the form of ISOs is increased by one million (1,000,000) Shares and shall be one million seven hundred thousand (1,700,000) Shares and the maximum number of Shares that may be issued in the form of NQSOs is increased by one million (1,000,000) Shares and shall be one million seven hundred thousand (1,700,000) Shares.

    (c)
    2011 Increase: The Share Authorization set forth in 4.1(b) is increased by two million five hundred thousand (2,500,000) Shares, effective on the date of shareholder approval of the increase. Accordingly, as of such effective date, and subject to adjustments under Section 4.1 and 4.2, the aggregate Share Authorization under the Plan shall be four million two hundred thousand (4,200,000) Shares. Furthermore, the maximum number of Shares that may be issued pursuant to Awards in the form of ISOs is increased by two million five hundred thousand (2,500,000) Shares and shall be four million two hundred thousand (4,200,000) Shares and the maximum number of Shares that may be issued in the form of NQSOs is increased by two million five hundred thousand (2,500,000) Shares and shall be four million two hundred thousand (4,200,000) Shares.

    (d)
    Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation,

      the following limits (each an "Annual Award Limit," and collectively, "Annual Award Limits") shall apply to grants of such Awards under the Plan:

      (i)
      Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be two and one-half million (2,500,000) Shares, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

      (ii)
      SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be two and one-half million (2,500,000) Shares, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

      (iii)
      Restricted Stock/Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000) Shares, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

      (iv)
      Performance Shares/Performance Units: The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be five hundred thousand (500,000) Shares, or equal to the value of five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

      (v)
      Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed ten million dollars ($10,000,000) determined as of the date of vesting or payout, as applicable, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

      (vi)
      Stock Awards. The maximum aggregate grant with respect to Awards of Stock-Based Awards in any one Fiscal Year to any one Participant shall be five-hundred thousand (500,000) Shares, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

        4.2    Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, Stock dividend, Stock split, reverse Stock split, split up, spin-off, or other distribution of Stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, and other value determinations applicable to outstanding Awards.

        Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of

Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

        Subject to the provisions of Article 15 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any merger, consolidation, acquisition of property or Stock, or reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion, all without further action by the Company's shareholders.

Article 5. Eligibility and Participation

        5.1    Eligibility.    Individuals eligible to participate in the Plan include all Employees and Independent Contractors.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees and Independent Contractors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided that ISOs shall not be granted to Independent Contractors.

        6.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains (which number shall be fixed as of the date of grant), the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine that are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. In accordance with Code Section 409A, the Award Agreement shall not include any feature for the deferral of compensation other than the deferral of recognition of income until the later of: (a) the exercise or disposition of the Option; or (b) the time the Shares acquired pursuant to the exercise of the Option become substantially vested.

        6.3    Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. However, the Option Price shall not be less than one hundred percent (100%) of the FMV of the Shares on the date of grant.

        6.4    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

        6.5    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

        6.6    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price (provided, if required to maintain favorable accounting treatment for the Options granted, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

        The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

        Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

        Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

        6.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        6.8    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

        6.9    Transferability of Options.

    (a)
    Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

    (b)
    Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, or unless the Board or the Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

        6.10    Notification of Disqualifying Disposition.    The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

        6.11    Dividend Equivalents.    At the discretion of the Committee, Participants holding Options may be granted the right to receive dividend equivalents for dividends declared with respect to the underlying Shares. Such dividend equivalents may be paid in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, and may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion. However, the payment of dividend equivalents shall not be contingent upon, or otherwise payable on, the exercise of the Options. Further, the right to any dividend equivalents shall be set forth as a separate arrangement that provides that the dividend equivalents shall be paid no later than the end of the calendar year in which the corresponding dividends are paid to shareholders or, if later, the 15th day of the third month following the date such dividends are paid to shareholders.

Article 7. Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

        Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. However, the SAR Grant Price shall not be less than one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of a Tandem SAR shall be equal to the Option Price of the Related Option.

        7.2    SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, the underlying number of Shares to which the SAR pertains (which number must be fixed as of the date of grant), the conditions upon which the SAR shall become vested and exercisable, and such other provisions as the Committee shall determine that are not inconsistent with the terms of the Plan. In accordance with Code Section 409A, the Award Agreement shall not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

        7.3    Term of SAR.    The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

        7.4    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

        7.5.    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

        7.6    Payment of SAR Amount.    Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

    (a)
    The difference between the FMV of a Share on the date of exercise over the Grant Price; by

    (b)
    The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.

        7.7    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        7.8    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Agreement or otherwise unless the Board or the Committee decides to permit further transferability, all SARs granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

        7.9    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

        7.10    Substituting SARs.    In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Stock (or SARs paid in Stock or cash at the Committee's discretion) for outstanding Options; provided, the terms of the substituted Stock SARs are the same as the terms for the Options and the difference between the Fair Market Value of the underlying Shares and the Grant Price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If, in the opinion of the Company's auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

        7.11    Dividend Equivalents.    At the discretion of the Committee, Participants holding SARs may be granted the right to receive dividend equivalents or dividends declared with respect to the underlying Shares. Such dividend equivalents may be paid in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, and may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion. However, the payment of dividend equivalents shall not be contingent upon, or otherwise payable on, the exercise of the SARs. Further, the right to any dividend equivalents shall be set forth as a separate arrangement that provides that the dividend equivalents shall be paid no later than the end of the calendar year in which the corresponding dividends are paid to shareholders or, if later, the 15th day of the third month following the date such dividends are paid to shareholders.

Article 8. Restricted Stock and Restricted Stock Units

        8.1    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

        8.2    Restricted Stock or Restricted Stock Unit Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

        8.3    Transferability.    Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

        8.4    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

        Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine. However, unless the payment to a Participant with respect to Restricted Stock Units is deferred in accordance with the requirements of Article 13, such payment shall be made no later than the 15th day of the third month following the end of the calendar year in which the Participant's rights to payment of the Restricted Stock Units are no longer subject to a "substantial risk of forfeiture" within the meaning of Code Section 409A.

        8.5    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

        The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Bank of Hawaii Corporation's 2004 Equity and Incentive Compensation Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Bank of Hawaii.

        8.6    Voting Rights.    To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

        8.7    Dividends and Dividend Equivalents.    At the discretion of the Committee, Participants holding Shares of Restricted Stock or Restricted Stock Units may be granted the right to receive dividends with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units for dividends declared with respect to the underlying Shares. Such dividends or dividend equivalents may be paid in the form of cash, Shares, or Restricted Stock, or Restricted Stock Units, and may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion. However, the right to any dividends or dividend equivalents shall be set forth as a separate arrangement that provides that the dividends or dividend equivalents shall be paid no later than the end of the calendar year in which the corresponding dividends are paid to shareholders or, if later, the 15th day of the third month following the date such dividends are paid to shareholders.

        8.8    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        8.9    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Shares and Performance Units

        9.1    Grant of Performance Shares and Performance Units.    Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        9.2    Value of Performance Shares and Performance Units.    Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/Performance Units that will be paid out to the Participant.

        9.3    Earning of Performance Shares and Performance Units.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance

Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

        9.4    Form and Timing of Payment of Performance Shares and Performance Units.    The Committee shall set forth the time and form of payment of any earned Performance Shares or Performance Units in the Award Agreement. However, unless payment to the Participant is deferred with respect to the Performance Shares or Performance Units in accordance with the requirements of Article 13, such payment shall be made no later than the 15th day of the third month following the calendar year in which the Participant's rights to the payment of the Performance Shares or Performance Units are no longer subject to a "substantial risk of forfeiture" within the meaning of Code Section 409A. As may be determined by the Committee, the value of the earned Performance Shares or Performance Units shall be paid in the form of cash or Shares, which Shares may be subject to any restrictions deemed appropriate by the Committee.

        9.5    Dividend Equivalents.    At the discretion of the Committee, Participants holding Performance Shares or Performance Units may be granted the right to receive dividend equivalents for dividends declared with respect to the underlying Shares. Such dividend equivalents may be paid in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, and may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee. However, the right to any dividend equivalents shall be set forth as a separate arrangement that provides that the dividend equivalents shall be paid no later than the end of the calendar year in which the corresponding dividends are paid to shareholders or, if later, the 15th day of the third month following the date such dividends are paid to shareholders.

        9.6    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        9.7    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10. Cash-Based Awards and Stock-Based Awards

        10.1    Grant of Cash-Based Awards.    Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        10.2    Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        10.3    Value of Cash-Based and Stock-Based Awards.    Each Cash-Based Award shall have a value as may be determined by the Committee. Each Stock-Based Award shall have a value based on the value of a Share, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based and Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

        10.4    Earning of Cash-Based and Stock-Based Awards.    Subject to the terms of this Plan, the holder of Cash-Based and Stock-Based Awards shall be entitled to receive payout on the number and value of Cash-Based Awards and Stock-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

        10.5    Form and Timing of Payment of Cash-Based and Stock-Based Awards.    The Committee shall set forth the time and form of payment of any earned Cash-Based or Stock-Based Awards in the Award Agreement. However, unless payment to the Participant is deferred with respect to the Cash-Based or Stock-Based Awards in accordance with the provisions of Article 13, such payment shall be made no later than the 15th day of the third month following calendar year in which the Participants rights to the payment of the Cash-Based or Stock-Based Awards are no longer subject to a "substantial risk of forfeiture" within the meaning of Code Section 409A. As may be determined by the Committee, the value of the earned Cash-Based or Stock-Based Awards shall be paid in the form of cash or Shares, which Shares may be subject to any restrictions deemed appropriate by the Committee.

        10.6    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        10.7    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

        10.8    Dividend Equivalents.    At the discretion of the Committee, Participants holding Stock-Based Awards may be granted the right to receive dividend equivalents for dividends declared with respect to the underlying Shares. Such dividend equivalents may be paid in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, and may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion. However, the right to any dividend equivalents shall be set forth as a separate arrangement that provides that the dividend equivalents shall be paid no later than the end of the calendar year in which the corresponding dividends are paid to shareholders or, if later, the 15th day of the third month following the date such dividends are paid to shareholders.

Article 11. Performance Measures

        Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as

Performance-Based Compensation shall be limited to the following Performance Measures, which were approved by Company shareholders in 2009:

  (a)
  Earnings per share (actual or targeted growth);

  (b)
  Net income (including, but not limited to, after capital costs or before or after taxes) or other income measures;

  (c)
  Return or profitability measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);

  (d)
  Efficiency ratio (including, but not limited to, operating efficiency) or other efficiency measures;

  (e)
  Full-time equivalency control;

  (f)
  Stock price (including, but not limited to, growth measures or total shareholder return);

  (g)
  Revenues or expenses (including, but not limited to, growth or reduction targets);

  (h)
  Noninterest income compared to net interest income ratio;

  (i)
  Margins;

  (j)
  Asset quality (including, but not limited to, level of non-performing assets or loans);

  (k)
  Capital adequacy;

  (l)
  Liquidity;

  (m)
  Reserves (including, but not limited to, coverage ratios, allowance for loan losses, and reserves for unfunded commitments);

  (n)
  Regulatory compliance, regulatory ratings or examination results; and

  (o)
  Satisfaction levels (including, but not limited to, customer or employee satisfaction).

        Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (h) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

        The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) reorganization or restructuring programs; (e) extraordinary or nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

        Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

        In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 12. Beneficiary Designation

        A Participant's "beneficiary" is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant's death. A Participant may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death the beneficiary shall be the Participant's estate.

        Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this Article 12, the determination of who is a Participant's beneficiary shall be made under the Participant's will and applicable state law.

Article 13. Deferrals in Compliance with Code Section 409A

        This Plan is primarily intended and designed to exclude any Award from coverage under the deferred compensation requirements of Code Section 409A. Specifically, under the general provisions of the Plan, the grants of Options, SARs, or Restricted Stock are not subject to any deferral features that would define such equity Awards as deferred compensation for purposes of Code Section 409A. Furthermore, grants of Restricted Stock Units, Performance Shares, Performance Units, Cash-Based and Stock-Based Awards are intended to meet the requirements of the "short-term deferral" exception from Code Section 409A coverage. To the extent that the Committee desires to make any Award that would constitute deferred compensation for purposes of Code Section 409A coverage, the Committee shall adopt rules and procedures to structure the Award Agreement to comply with the requirements of Code Section 409A, including the requirement of a six-month delay in payment for certain specified Participants due to a separation from service and other requirements with respect to the designation or election of the timing and form of payment of the Award.

        Notwithstanding any provision of the Plan or any Award Agreement to the contrary, if the Committee determines that any Award is or may be or become subject to Code Section 409A, the Committee may amend the Plan or the affected Award Agreement or adopt policies and procedures (including amendments, policies and procedures with retroactive effect) that the Committee determines are necessary or appropriate to (a) exempt the Award from the application of Code Section 409A or preserve the intended tax treatment of the benefits provided under the Award or (b) comply with the requirements of Code Section 409A.

        This Plan has been amended to comply with Code Section 409A effective as of January 1, 2008. For any Award prior to January 1, 2008, to which Code Section 409A applies, the preexisting terms and conditions of the Plan shall apply subject to the requirements and applicable transition rules under Code Section 409A.

Article 14. Rights of Employees and Independent Contractors

        14.1    Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant's employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company, its Affiliates, and/or its Subsidiaries.

        Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company, its Affiliates, and/or its Subsidiaries for severance payments.

        For purposes of the Plan, transfer of employment of a Participant between the Company, its Affiliates, and/or its Subsidiaries shall not be deemed a termination of employment. Additionally, the Committee shall have the ability to stipulate in a Participant's Award Agreement that a transfer to a company that is spun-off from the Company shall not be deemed a termination of employment with the Company for purposes of the Plan until the Participant's employment is terminated with the spun-off company.

        14.2    Participation.    No Employee or Independent Contractor shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

        14.3    Rights as a Shareholder.    A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 15. Change in Control

        Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

  (a)
  Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant's employment is terminated for any other reason except Cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the Option or SAR term, to exercise any such Option or SAR;

  (b)
  Any Period of Restriction for Restricted Stock and Restricted Stock Units granted hereunder that have not previously vested shall end, and such Restricted Stock and Restricted Stock Units shall become fully vested;

  (c)
  The target payout opportunities attainable under all outstanding Awards under the Plan which are subject to achievement of any of the Performance Measures specified in Article 11, or any other performance conditions or restrictions that the Committee has made the Award contingent upon, shall be deemed to have been fully earned as of the effective date of the Change in Control.

  (i)
  The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash.

    (ii)
    Awards denominated in cash shall be paid pro rata to Participants with the proration determined as a function of the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

    (iii)
    Any payment under this Section 15(c) shall be made no later than the 15th day of the third month following the calendar year in which such Change in Control occurs.

  (d)
  Subject to Article 16, herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

Article 16. Amendment, Modification, Suspension, and Termination

        16.1    Amendment, Modification, Suspension, and Termination.    The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. Notwithstanding anything herein to the contrary, without the prior approval of the Company's shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option. No amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

        16.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

        16.3    Awards Previously Granted.    Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 17. Withholding

        17.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant's FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

        17.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, the Company may require or Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV of a Share on the date the tax is to be determined equal to the tax that could be imposed on the transaction, provided that if required by the accounting rules and regulations to maintain favorable accounting treatment for the Awards, the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18. Successors

        All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19. General Provisions

        19.1    Forfeiture Events.    The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

        19.2    Legend.    The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

        19.3    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

    (a)
    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

    (b)
    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        19.4    Investment Representations.    The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

        19.5    Employees Based Outside of the United States.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Independent Contractors, the Committee, in its sole discretion, shall have the power and authority to:

    (a)
    Determine which Affiliates and Subsidiaries shall be covered by the Plan;

    (b)
    Determine which Employees and Independent Contractors outside the United States are eligible to participate in the Plan;

    (c)
    Modify the terms and conditions of any Award granted to Employees or Independent Contractors outside the United States to comply with applicable foreign laws;

    (d)
    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.5 by the Committee shall be attached to this Plan document as appendices; and

    (e)
    Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

        Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

        19.6    Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

        19.7    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Affiliates, and/or its Subsidiaries and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

        19.8    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        19.9    Retirement and Welfare Plans.    The Awards under this Plans will not be included as "compensation" for purposes of computing benefits payable to any Participant under the Company's retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

Article 20. Legal Construction

        20.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

        20.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        20.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

        The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        20.4    Securities Law Compliance.    The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        20.5    Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Hawaii, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Hawaii, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

www.envisionreports.com/boh Step 1: Go to www.envisionreports.com/boh to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the Bank of Hawaii Corporation Shareholders’ Meeting to be Held on April 22, 2011 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, 2010 Annual Report on Form 10-K and Summary Annual Report to shareholders are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 12, 2011 to facilitate timely delivery. IMPORTANT ANNUAL MEETING INFORMATION

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. Internet – Go to www.envisionreports.com/boh. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials Bank of Hawaii Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 12, 2011. Shareholder Meeting Notice & Admission Ticket Bank of Hawaii Corporation’s Annual Meeting of Shareholders will be held on April 22, 2011 at 111 S. King Street, 6th Floor, Honolulu, HI, at 8:30 a.m. Hawaii Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals and FOR Every Yr for Proposal 3: 1. Election of Directors. 01 - S. Haunani Apoliona 02 - Mary G. F. Bitterman 03 - Mark A. Burak 04 - Michael J. Chun 05 - Clinton R. Churchill 06 - David A. Heenan 07 - Peter S. Ho 08 - Robert Huret 09 - Kent T. Lucien 10 - Martin A. Stein 11 - Donald M. Takaki 12 - Barbara J. Tanabe 13 - Robert W. Wo 2. Say on Pay - An advisory vote on the approval of executive compensation. 3. Say When on Pay - An advisory vote on the frequency of future advisory votes on executive compensation. 4. Approval of Amendment of the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan. 5. Ratification of Selection of An Independent Registered Public Accounting Firm (Ernst & Young). PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 1 Annual Meeting Proxy Card A Proposals — The Board of Directors recommends a vote FOR the nominees listed, FOR Proposals 2, 4 and 5 and FOR Every Yr for Proposal 3. 01 - S. Haunani Apoliona 04 - Michael J. Chun 07 - Peter S. Ho 02 - Mary G. F. Bitterman 05 - Clinton R. Churchill 08 - Robert Huret 03 - Mark A. Burak 06 - David A. Heenan 09 - Kent T. Lucien 1. Election of Directors: For Withhold For Withhold For Withhold 10 - Martin A. Stein 11 - Donald M. Takaki 12 - Barbara J. Tanabe 13 - Robert W. Wo For Against Abstain 2. Say on Pay - An advisory vote on the approval of executive compensation. 4. Approval of Amendment of the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan. 5. Ratification of Selection of An Independent Registered Public Accounting Firm (Ernst & Young). Every Yr Abstain 3. Say When on Pay - An advisory vote on the frequency of future advisory votes on executive compensation. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. Every 2 Yrs Every 3 Yrs IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 22, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/boh • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Admission Ticket

Notice of 2011 Annual Meeting of Shareholders 111 S. King Street, 6th floor, Honolulu, HI Proxy Solicited by Board of Directors for Annual Meeting — April 22, 2011 Mark A. Rossi and Nathan Sult, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bank of Hawaii Corporation to be held on April 22, 2011 at 8:30 a.m. or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 4 and 5 and FOR Every Yr for Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting to be Held April 22, 2011: The Proxy Statement and the Bank of Hawaii Corporation 2010 Annual Report on Form 10-K for the year ended December 31, 2010 are available at www.envisionreports.com/boh. (Items to be voted appear on reverse side.) . Change of Address — Please print new address below. Consent to Electronic Delivery: By marking this box, I consent to access future Annual Reports and Proxy Statements of Bank of Hawaii Corporation electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Bank of Hawaii Corporation will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Bank of Hawaii Corporation's transfer agent, Computershare Investor Services, at 1-888-660-5443. C Non-Voting Items IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 2011 Annual Meeting Admission Ticket 2011 Annual Meeting of Bank of Hawaii Corporation Shareholders April 22, 2011, 8:30 a.m. Local Time 111 S. King Street, 6th floor Honolulu, Hawaii Upon arrival, please present this admission ticket and photo identification at the registration desk.

IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . + Annual Meeting Proxy Card A For Against Abstain 2. Say on Pay - An advisory vote on the approval of executive compensation. 4. Approval of Amendment of the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Proposals — The Board of Directors recommends a vote FOR the nominees listed, FOR Proposals 2, 4 and 5 and FOR Every Yr for Proposal 3. 01 - S. Haunani Apoliona 04 - Michael J. Chun 07 - Peter S. Ho 02 - Mary G. F. Bitterman 05 - Clinton R. Churchill 08 - Robert Huret 03 - Mark A. Burak 06 - David A. Heenan 09 - Kent T. Lucien 1. Election of Directors: For Withhold For Withhold For Withhold 10 - Martin A. Stein 11 - Donald M. Takaki 12 - Barbara J. Tanabe 13 - Robert W. Wo Every Yr Abstain Every 2 Yrs Every 3 Yrs 5. Ratification of Selection of An Independent Registered Public Accounting Firm (Ernst & Young). 3. Say When on Pay - An advisory vote on the frequency of future advisory votes on executive compensation.

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . Notice of 2011 Annual Meeting of Shareholders 111 S. King Street, 6th floor, Honolulu, HI Proxy Solicited by Board of Directors for Annual Meeting — April 22, 2011 Mark A. Rossi and Nathan Sult, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bank of Hawaii Corporation to be held on April 22, 2011 at 8:30 a.m. or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 4 and 5 and FOR Every Yr for Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting to be Held April 22, 2011: The Proxy Statement and the Bank of Hawaii Corporation 2010 Annual Report on Form 10-K for the year ended December 31, 2010 are available at www.envisionreports.com/boh. (Items to be voted appear on reverse side.)